EXHIBIT 10.2

FIRST PACTRUST BANCORP, INC.

401(K) EMPLOYEE STOCK OWNERSHIP PLAN

Effective as of January 1, 1997

FIRST PACTRUST BANCORP, INC.

401(K) EMPLOYEE STOCK OWNERSHIP PLAN

TABLE OF CONTENTS

PREAMBLE				1
ARTICLE I	DEFINITION OF TERMS AND CONSTRUCTION			3
	1.1	Definitions		3
		(a)	"Account"	3
		(b)	"Act"	3
		(c)	"Administrator"	3
		(d)	"Annual Additions"	3
		(e)	"Authorized Leave of Absence"	3
		(f)	"Beneficiary"	3
		(g)	"Board of Directors"	3
		(h)	"Break"	4
		(i)	"Code"	4
		(j)	"Compensation"	4
		(k)	"Date of Hire"	4
		(l)	"Disability"	4
		(m)	"Disability Retirement Date"	4
		(n)	"Early Retirement Date"	4
		(o)	"Effective Date"	4
		(p)	"Eligibility Period"	4
		(q)	"Employee"	4
		(r)	"Employee Stock Ownership Account"	4
		(s)	"Employee Stock Ownership Contribution"	4
		(t)	"Employee Stock Ownership Suspense Account"	5
		(u)	"Employer"	5
		(v)	"Employer Securities"	5
		(w)	"Entry Date"	5
		(x)	"Exempt Loan"	5
		(y)	"Exempt Loan Suspense Account"	5
		(z)	"Financed Shares"	5
		(aa)	"Former Participant"	5
		(bb)	"401(k) Agreement"	5
		(cc)	"401(k) Contribution"	6
		(dd)	"401(k) Contributions Account"	6
		(ee)	"Fund"	6
		(ff)	"Highly Compensated Employee"	6
		(gg)	"Hour of Service"	6
		(hh)	"Investment Adjustments"	6
		(ii)	"Limitation Year"	6
		(jj)	"Matching Contribution"	6
		(kk)	"Matching Contribution Account"	6
		(ll)	"Normal Retirement Date"	7

i

		(mm)	"Participant"	7
		(nn)	"Participating Employer"	7
		(oo)	"Plan"	7
		(pp)	"Plan Year"	7
		(qq)	"Predecessor Plan"	7
		(rr)	"Profit Sharing Account"	7
		(ss)	"Profit Sharing Contribution"	7
		(tt)	"Qualified Domestic Relations Order"	7
		(uu)	"Qualified Nonelective Contribution"	7
		(vv)	"Related Employer"	7
		(ww)	"Retirement"	8
		(xx)	"Rollover Account"	8
		(yy)	"Rollover Contribution"	8
		(zz)	"Service"	8
		(aaa)	"Sponsor"	8
		(bbb)	"Trust Agreement"	8
		(ccc)	"Trustee"	8
		(ddd)	"Valuation Date"	8
		(eee)	"Year of Eligibility Service"	8

	1.2	Plurals and Gender		8

	1.3	Incorporation of Trust Agreement		8

	1.4	Headings		8

	1.5	Severability		9

	1.6	References to Governmental Regulations		9

	1.7	Notices		9

	1.8	Evidence		9

	1.9	Action by Employer		9

ARTICLE II	PARTICIPATION			10

	2.1	Commencement of Participation		10

	2.2	Termination of Participation		10

	2.3	Resumption of Participation		10

	2.4	Determination of Eligibility		10

	2.5	Restricted Participation		11

ARTICLE III	CREDITED SERVICE		12

	3.1	Service Counted for Eligibility Purposes	12

	3.2	Service Credit During Authorized Leaves	12

	3.3	Service Credit During Maternity or Paternity Leave	12

	3.4	Ineligible Employees	12

ARTICLE IV	CONTRIBUTIONS		13

	4.1	401(k) Contributions	13

	4.2	Form and Manner of Elections	13

	4.3	Matching Contributions	14

	4.4	Profit Sharing Contribution	14

	4.5	Employee Stock Ownership Contribution	14

	4.6	Time and Manner of Employee Stock Ownership Contribution	14

	4.7	Qualified Nonelective Contributions	15

	4.8	Rollover Contributions	15

	4.9	Records of Contributions	16

	4.10	Certain Limits Apply	16

	4.11	Erroneous Contributions	22

ARTICLE V	ACCOUNTS, ALLOCATIONS AND INVESTMENTS		23

	5.1	Establishment of Separate Participant Accounts	23

	5.2	Establishment of Suspense Accounts	31

	5.3	Allocation of Earnings, Losses and Expenses	24

	5.4	Allocation of Forfeitures	24

	5.5	Allocation of Contributions	24

	5.6	Limitation on Annual Additions	25

	5.7	Erroneous Allocations	27

	5.8	Value of Participant's Account	27

	5.9	Investment of Account Balances	28

	5.10	Loans to Participants	28

ARTICLE VI	RETIREMENT, DEATH AND DESIGNATION OF BENEFICIARY		31

	6.1	Normal Retirement	31

	6.2	Early Retirement	31

	6.3	Disability Retirement	31

	6.4	Death Benefits	31

	6.5	Designation of Beneficiary and Manner of Payment	31

ARTICLE VII	VESTING AND FORFEITURES		33

ARTICLE VIII	EMPLOYEE STOCK OWNERSHIP PROVISIONS		34

	8.1	Right to Demand Employer Securities	34

	8.2	Voting Rights	34

	8.3	Nondiscrimination in Employee Stock Ownership Contribution	34

	8.4	Dividends	34

	8.5	Exempt Loans	35

	8.6	Exempt Loan Payments	36

	8.7	Put Option	37

	8.8	Diversification Requirements	37

	8.9	Independent Appraiser	38

	8.10	Nonterminable Rights	38

ARTICLE IX	PAYMENTS AND DISTRIBUTIONS		39

	9.1	Payments on Termination of Service - In General	39

	9.2	Commencement of Payments	39

	9.3	Mandatory Commencement of Benefits	39

	9.4	Required Beginning Dates	41

	9.5	Form of Payment	42

	9.6	Payments Upon Termination of Plan	42

	9.7	Distributions Pursuant to Qualified Domestic Relations Orders	42

	9.8	Cash-Out Distributions	43

	9.9	ESOP Distribution Rules	43

	9.10	Withdrawals on Account of Financial Hardship	43

	9.11	Direct Rollover	44

	9.12	Limitations on Distributions from 401(k) Contributions Account	45

	9.13	Waiver of 30-day Notice	45

	9.14	Re-employed Veterans	46

	9.15	Share Legend	46

ARTICLE X	PROVISIONS RELATING TO TOP-HEAVY PLANS		47

	10.1	Top-Heavy Rules to Control	47

	10.2	Top-Heavy Plan Definitions	47

	10.3	Calculation of Accrued Benefits	48

	10.4	Determination of Top-Heavy Status	49

	10.5	Determination of Super Top-Heavy Status	49

	10.6	Minimum Contribution	50

	10.7	Vesting	51

v

	10.8	Maximum Benefit Limitation	51

ARTICLE XI	ADMINISTRATION		52

	11.1	Appointment of Administrator	52

	11.2	Resignation or Removal of Administrator	52

	11.3	Appointment of Successors: Terms of Office, Etc.	52

	11.4	Powers and Duties of Administrator	52

	11.5	Action by Administrator	53

	11.6	Participation by Administrator	53

	11.7	Agents	53

	11.8	Allocation of Duties	54

	11.9	Delegation of Duties	54

	11.10	Administrator's Action Conclusive	54

	11.11	Compensation and Expenses of Administrator	54

	11.12	Records and Reports	54

	11.13	Reports of Fund Open to Participants	54

	11.14	Named Fiduciary	54

	11.15	Information from Employer	55

	11.16	Reservation of Rights by Employer	55

	11.17	Liability and Indemnification	55

	11.18	Service as Trustee and Administrator	55

ARTICLE XII	CLAIMS PROCEDURE		56

	12.1	Notice of Denial	56

	12.2	Right to Reconsideration	56

	12.3	Review of Documents	56

	12.4	Decision by Administrator	56

	12.5	Notice by Administrator	56

ARTICLE XIII	AMENDMENTS, TERMINATION AND MERGER		57

	13.1	Amendments	57

	13.2	Consolidation, Merger or Other Transactions of Employer	57

	13.3	Consolidation or Merger of Trust	58

	13.4	Bankruptcy or Insolvency of Employer	59

	13.5	Voluntary Termination	59

	13.6	Partial Termination of Plan or Permanent Discontinuance of Contributions	59

ARTICLE XIV	MISCELLANEOUS		60

	14.1	No Diversion of Funds	60

	14.2	Liability Limited	60

	14.3	Facility of Payment	60

	14.4	Spendthrift Clause	60

	14.5	Benefits Limited to Fund	60

	14.6	Cooperation of Parties	61

	14.7	Payments Due Missing Persons	61

	14.8	Governing Law	61

	14.9	Nonguarantee of Employment	61

	14.10	Counsel	61

FIRST PACTRUST BANCORP, INC.

401(K) EMPLOYEE STOCK OWNERSHIP PLAN

PREAMBLE

          Effective as of January 1, 1997, Pacific Trust Federal Credit Union, the predecessor of First PacTrust Bancorp., Inc. a Maryland corporation (the "Sponsor"), adopted the Pacific Trust 401(k) Incentive Savings Plan (the "Predecessor Plan") in order to provide a profit sharing plan with a cash-or-deferred feature for its employees who qualify for participation in such Plan, by accumulating funds contributed by the Sponsor and participating Related Employers, and by Employees pursuant to salary reduction agreements, to provide retirement, death, Disability and termination benefits for such Employees, as well as to provide benefits to insure against financial hardship for any active Participant. The Predecessor Plan was amended from time to time.

          The Plan has been further amended and restated as provided for in this document, effective as of January 1, 1997, except where otherwise provided herein. The amended and restated Plan includes changes the necessary to bring the Plan into compliance with recent legislation, the so-called "GUST" amendments, to simplify the Plan regarding distribution options under the Plan, and to make technical and clarifying changes. This Plan also is amended to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). The EGTRRA amendments are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, the applicable EGTRRA amendments shall be effective as of January 1, 2002. Finally, the Plan has been amended to include an employee stock ownership plan, effective as of January 1, 2002.

          The employee stock ownership portion of this Plan is a stock bonus plan designed to meet the applicable requirements of Section 409 of the Code and of an employee stock ownership plan, as defined in Section 4975(e)(7) of the Code and Section 407(d)(6) of the Act. The employee stock ownership portion of this Plan is intended to invest primarily in "qualifying employer securities" as defined in Section 4975(e)(8) of the Code. The remaining portion of the Plan is intended to be a profit sharing plan, for purposes of Section 401(a)(27) of the Code. The Sponsor intends that the entire Plan and its related trust will qualify under Sections 401(a) and 501(a) of the Code and will comply with the provisions of the Act.

          The rights of any person (including such person's beneficiaries) who terminated employment or who retired on or before any effective date, or the effective date of a particular amendment, shall be determined solely under the terms of this Plan as in effect on the date of his termination of employment or retirement, unless such person is thereafter reemployed and again becomes a participant.

ARTICLE I

DEFINITION OF TERMS AND CONSTRUCTION

1.1                    Definitions.

          Unless a different meaning is plainly implied by the context, the following terms as used in this Plan shall have the following meanings:

          (a)          "Account" shall mean a Participant's or Former Participant's entire accrued benefit under the Plan, including the balance credited to his 401(k) Contributions Account, Matching Contribution Account, Employee Stock Ownership Account and any other account described in Section 5.1.

          (b)          "Act" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute, together with the applicable regulations promulgated thereunder.

          (c)          "Administrator" shall mean the fiduciary provided for in Article XI.

          (d)          "Annual Additions" shall mean, with respect to each Participant, the sum of those amounts allocated to the Participant's Account under this Plan and accounts under any other qualified defined contribution plan to which the Employer or a Related Employer contributes for any Limitation Year, consisting of the following:

                    (1) Employer contributions;

                    (2) Forfeitures (if any); and

                    (3) Employee contributions (if any).

          Annual Additions shall not include any Rollover Contribution or Investment Adjustment. In addition, Annual Additions shall not include any Employer contributions which are used by the Trustee to pay interest on an Exempt Loan nor any forfeitures of Employer Securities purchased with the proceeds of an Exempt Loan, provided that not more than one-third of the Employee Stock Ownership Contributions for a Plan Year are allocated to Participants who are Highly Compensated Employees.

          (e)          "Authorized Leave of Absence" shall mean an absence from Service with respect to which the Employee may or may not be entitled to Compensation and which meets any one of the following requirements:

                    (1) Service in any of the armed forces of the United States for up to 36 months, provided that the Employee resumes Service within 90 days after discharge, or such longer period of time during which such Employee's employment rights are protected by law; or

                    (2) Any other absence or leave expressly approved and granted by the Employer which does not exceed 24 months, provided that the Employee resumes Service at or before the end of such approved leave period. In approving such leaves of absence, the Employer shall treat all Employees on a uniform and nondiscriminatory basis.

          (f)          "Beneficiary" shall mean such legal or natural persons, who may be designated contingently or successively, as may be designated by the Participant pursuant to Section 6.5 to receive benefits after the death of the Participant, or in the absence of a valid designation, such persons specified in Section 6.5(b) to receive benefits after the death of the Participant.

          (g)          "Board of Directors" shall mean the Board of Directors of the Sponsor.

          (h)          "Break" shall mean a Plan Year during which an Employee fails to complete more than 500 Hours of Service.

          (i)          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, together with the applicable regulations promulgated thereunder.

                    (j)          "Compensation" shall mean the amount of remuneration paid to an Employee by the Employer for services rendered to the Employer during a Plan Year, after the date on which the Employee becomes a Participant, including base salary , bonuses, overtime pay, commissions, and elective deferrals to a cash or deferred arrangement described in Code Section 401(k), and any amount contributed on a pre-tax salary reduction basis to a plan described in Section 125 or 132(f)(4) of the Code, but excluding amounts paid by the Employer or accrued with respect to this Plan or any other qualified or non-qualified unfunded plan of deferred compensation or other employee welfare plan to which the Employer contributes, payments for group insurance, medical benefits, reimbursement for expenses, and other forms of extraordinary pay, and excluding amounts accrued for a prior Plan Year. Notwithstanding anything herein to the contrary, the annual Compensation of each Participant taken into account under the Plan for any purpose during any Plan Year shall not exceed $160,000. The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000. The $160,000 and $200,000 dollar amounts shall be adjusted from time to time in accordance with Section 415(d) of the Code.

          (k)          "Date of Hire" shall mean the date on which an Employee shall perform his first Hour of Service. Notwithstanding the foregoing, in the event that an Employee incurs one or more consecutive Breaks after his initial Date of Hire which results in the forfeiture of his pre-Break Service pursuant to Section 3.3, his "Date of Hire" shall thereafter be the date on which he completes his first Hour of Service after such Break or Breaks.

          (l)          "Disability" shall mean a physical or mental impairment which prevents a Participant from performing the duties assigned to him by the Employer and which either has caused the Social Security Administration to classify the individual as "disabled" for purposes of Social Security or has been determined by a qualified physician selected by the Administrator.

          (m)          "Disability Retirement Date" shall mean the first day of the month after which a Participant incurs a Disability.

          (n)          "Early Retirement Date" shall mean the first day of the month coincident with or next following the later of the date on which a Participant attains age 55 and completes 5 Years of Service.

          (o)          "Effective Date" shall mean January 1, 1997. The effective date of the employee stock ownership portion of the Plan is January 1, 2002.

          (p)          "Eligibility Period" shall mean the period of 12 consecutive months commencing on an Employee's Date of Hire. Succeeding Eligibility Periods after the initial Eligibility Period shall be based on Plan Years, the first of which shall include the first anniversary of an Employee's Date of Hire.

          (q)          "Employee" shall mean any person who is classified as an employee by the Employer or a Related Employer, including officers, but excluding directors in their capacity as such.

          (r)          "Employee Stock Ownership Account" shall mean the separate bookkeeping account established for each Participant pursuant to Section 5.1(d).

          (s)          "Employee Stock Ownership Contribution" shall mean the cash, Employer Securities, or both that are contributed to the Plan by the Employer pursuant to Section 4.5.

          (t)          "Employee Stock Ownership Suspense Account" shall mean the temporary account in which the Trustee may maintain any Employee Stock Ownership Contribution that is made prior to the last day of the Plan Year for which it is made, as described in Section 5.2.

          (u)          "Employer" shall mean First PacTrust Bancorp, Inc., a Maryland corporation and its subsidiary, Pacific Trust Bank, or any successor thereto by merger, consolidation or otherwise, which may agree to continue this Plan, or any affiliated or subsidiary corporation or business organization of any Employer which, with the consent of the Employer, shall agree to become a party to this Plan. To the extent required by the Code or the Act, references herein to the Employer shall also include all Related Employers, whether or not they are participating in this Plan.

          (v)          "Employer Securities" shall mean the common stock issued by First PacTrust Bancorp, Inc., a Maryland corporation. Such term shall also mean, in the discretion of the Board of Directors, any other common stock issued by the Employer or any Related Employer having voting power and dividend rights equal to or in excess of:

                    (1)          that class of common stock of the Employer or a Related Employer having the greatest voting power, and

                    (2)          that class of common stock of the Employer or a Related Employer having the greatest dividend rights.

Non-callable preferred stock shall be treated as Employer Securities if such stock is convertible at any time into stock which meets the requirements of (1) and (2) next above and if such conversion is at a conversion price which (as of the date of the acquisition by the Plan) is reasonable. For purposes of the last preceding sentence, preferred stock shall be treated as non-callable if, after the call, there will be a reasonable opportunity for a conversion which meets the requirements of the last preceding sentence.

          (w)          "Entry Date" shall mean the first day of each month; provided, however, that for purposes of being able to share in Employee Stock Ownership Contributions, the Entry Date shall be each January 1 and July 1.

          (x)          "Exempt Loan" shall mean a loan described at Section 4975(d)(3) of the Code to the Trustee to purchase Employer Securities for the Plan, made or guaranteed by a disqualified person, as defined at Section 4975(e)(2) of the Code, including, but not limited to, a direct loan of cash, a purchase money transaction, an assumption of an obligation of the Trustee, an unsecured guarantee or the use of assets of such disqualified person as collateral for such a loan.

          (y)          "Exempt Loan Suspense Account" shall mean the account to which Financed Shares are initially credited until they are released in accordance with Section 8.5.

          (z)          "Financed Shares" shall mean the Employer Securities acquired by the Trustee with the proceeds of an Exempt Loan and which are credited to the Exempt Loan Suspense Account until they are released in accordance with Section 8.5.

          (aa)          "Former Participant" shall mean any previous Participant whose participation has terminated but who has an Account in the Plan which has not been distributed in full.

          (bb)          "401(k) Agreement" shall mean an agreement between the Employer and an eligible Employee whereby such Employee authorizes the Employer to reduce his Compensation by a specified percentage or amount for deposit to the Fund on behalf of such Employee.

          (cc)          "401(k) Contribution" shall mean the contribution made by the Employer to a Participant's 401(k) Contributions Account in accordance with a 401(k) Agreement, as further set forth in Sections 4.1 and 4.2.

          (dd)          "401(k) Contributions Account" shall mean the separate bookkeeping account maintained for a Participant for whom a 401(k) Contribution has been made.

          (ee)          "Fund" shall mean the trust fund maintained by the Trustee pursuant to the Trust Agreement in order to provide for the payment of the benefits specified in the Plan.

          (ff)          "Highly Compensated Employee" shall mean each individual employed by the Employer or a Related Employer who (i) during such Plan Year or the preceding Plan Year, is a "5% owner" within the meaning of Code Section 414(q), or (ii) during the preceding Plan Year received Compensation in excess of $80,000 (as adjusted under Code Section 414(q)) and was in the "top paid group," as defined therein, for such Plan Year.

          (gg)          "Hour of Service" shall mean each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer or a Related Employer for the performance of duties or for reasons other than the performance of duties (such as vacation time, holidays, sickness, disability, paid lay-offs, jury duty and similar periods of paid nonworking time). To the extent not otherwise included, Hours of Service shall also include each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or a Related Employer. Hours of working time shall be credited on the basis of actual hours worked, even though compensated at a premium rate for overtime or other reasons. In computing and crediting Hours of Service for an Employee under this Plan, the rules set forth in Sections 2530.200b-2(b) and (c) of the Department of Labor Regulations shall apply, said sections being herein incorporated by reference. Hours of Service shall be credited to the Plan Year or other relevant period during which the services were performed or the nonworking time occurred, regardless of the time when compensation therefor may be paid. Any Employee for whom no hourly employment records are kept by the Employer or a Related Employer shall be credited with 45 Hours of Service for each calendar week in which he would have been credited with a least one Hour or Service under the foregoing provisions, if hourly records were available. For absences commencing on or after that date, solely for purposes of determining whether a Break has occurred in an Eligibility Period or a Plan Year, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this Section 1.1(dd), an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this provision shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in that period, or (2) in all other cases, in the following computation period.

          (hh)          "Investment Adjustments" shall mean the increases and/or decreases in the value of a Participant's Account attributable to earnings, gains, losses and expenses of the Fund, as set forth in Section 5.3.

          (ii)          "Limitation Year" shall mean the Plan Year.

          (jj)          "Matching Contribution" shall mean a contribution made by the Employer that it designates as a Matching Contribution, and which is allocated to a Participant's Matching Contribution Account as a percentage of the 401(k) Contribution that is made on behalf of such Participant, all in accordance with Section 4.3.

          (kk)          "Matching Contribution Account" shall mean the separate bookkeeping account maintained for a Participant for whom a Matching Contribution has been made.

          (ll)          "Normal Retirement Date" shall mean the date on which a Participant attains age 65 or the fifth anniversary of the date he commenced participation in the Plan.

          (mm)          "Participant" shall mean an Employee who has met all of the eligibility requirements of the Plan and who is currently included in the Plan as provided in Article II hereof; provided, however, that the term "Participant" shall not include (1) leased employees (as defined herein, (2) any Employee who is regularly employed outside the Employer's own offices in connection with the operation and maintenance of buildings or other properties acquired through foreclosure or deed, (3) any individual who is employed by a Related Employer that has not adopted the Plan in accordance with Section 1.1(u) hereof, (4) any Employee who is a non-resident alien individual and who has no earned income from sources within the United States, or (5) any Employee who is included in a unit of Employees covered by a collective-bargaining agreement with the Employer or a Related Employer that does not expressly provide for participation of such Employees in the Plan, where there has been good-faith bargaining between the Employer or a Related Employer and Employees' representatives on the subject of retirement benefits. To the extent required by the Code or the Act, or appropriate based on the context, references herein to Participant shall include Former Participant. The term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient.

          (nn)          "Participating Employer" shall mean the Sponsor and each other Related Employer that adopts the Plan with the consent of the Sponsor, as set forth on Schedule A from time to time.

          (oo)          "Plan" shall mean the First PacTrust Bancorp, Inc. 401(k) Employee Stock Ownership Plan, as described herein or as hereafter amended from time to time.

          (pp)          "Plan Year" shall mean any 12 consecutive month period commencing on each January 1 and ending on the next following December 31.

          (qq)          "Predecessor Plan" shall mean the Pacific Trust Bank 401(k) Incentive Plan, as amended and as in effect on January 1, 1997, as amended from time to time.

          (rr)          "Profit Sharing Account" shall mean the separate bookkeeping account maintained for a Participant for whom a Profit Sharing Contribution has been made.

          (ss)          "Profit Sharing Contribution" shall mean a contribution made in the discretion of the Employer that it designates as a Profit Sharing Contribution, and which is allocated to a Participant's Profit Sharing Account in accordance with Sections 4.4 and 5.5(a).

          (tt)          "Qualified Domestic Relations Order" shall mean any judgment, decree or order that satisfies the requirements to be a "qualified domestic relations order," as defined in Section 414(p) of the Code.

          (uu)          "Qualified Nonelective Contribution" shall mean a contribution made in the discretion of the Employer which is designated by the Employer as a Qualified Nonelective Contribution in accordance with Section 4.7.

          (vv)          "Related Employer" shall mean any entity that is:

                    (1) a member of a controlled group of corporations that includes the Employer, while it is a member of such controlled group (within the meaning of Section 414(b) of the Code);

                    (2) a member of a group of trades or businesses under common control with the Employer, while it is under common control (within the meaning of Section 414(c) of the Code);

                    (3) a member of an affiliated service group that includes the Employer, while it is a member of such affiliated service group (within the meaning of Section 414(m) of the Code); or

                    (4) a leasing or other organization that is required to be aggregated with the Employer pursuant to the provisions of Section 414(n) or 414(o) of the Code.

          (ww)          "Retirement" shall mean termination of employment which qualifies as early, normal or Disability retirement as described in Article VI.

          (xx)          "Rollover Account" shall mean the separate bookkeeping account maintained for a Participant who has made a Rollover Contribution in accordance with Section 5.1(e).

          (yy)          "Rollover Contribution" shall mean an eligible rollover distribution made on behalf of a Participant from a eligible retirement plan (as those terms are defined in Section 9.10) to this Plan.

          (zz)          "Service" shall mean, for purposes of eligibility to participate, employment with the Employer or any Related Employer, and for purposes of allocation of the Employee Stock Ownership Contribution, employment with the Employer.

          (aaa)          "Sponsor" shall mean First PacTrust Bancorp, a Maryland corporation.

          (bbb)          "Trust Agreement" shall mean the agreement by and between the Sponsor and the Trustee, as in effect from time to time.

          (ccc)          "Trustee" shall mean the trustee or trustees by whom the assets of the Plan are held, as provided in the Trust Agreement, or his or their successors.

          (ddd)          "Valuation Date" shall mean the last day of each Plan Year. The Trustee may make additional valuations, at the direction of the Administrator. Whenever such date falls on a Saturday, Sunday or holiday, the preceding business day shall be the Valuation Date.

          (eee)          "Year of Eligibility Service" shall mean an Eligibility Period during which an Employee is credited with at least 1,000 Hours of Service, except as otherwise specified in Article III.

1.2          Plurals and Gender.

          Where appearing in the Plan and the Trust Agreement, the masculine gender shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

1.3          Incorporation of Trust Agreement.

          The Trust Agreement, as the same may be amended from time to time, is intended to be and hereby is incorporated by reference into this Plan. All contributions made under the Plan will be held, managed and controlled by the Trustee pursuant to the terms and conditions of the Trust Agreement.

1.4          Headings.

          The headings and sub-headings in this Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

1.5          Severability.

          In case any provision of this Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

1.6          References to Governmental Regulations.

          References in this Plan to regulations issued by the Internal Revenue Service, the Department of Labor, or other governmental agencies shall include all regulations, rulings, procedures, releases and other position statements issued by any such agency.

1.7          Notices.

          Any notice or document required to be filed with the Administrator or Trustee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Administrator in care of the Sponsor or to the Trustee, each at its principal business offices. Any notice required under the Plan may be waived in writing by the person entitled to notice.

1.8          Evidence.

          Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

1.9          Action by Employer.

          Any action required or permitted to be taken by any entity constituting the Employer under the Plan shall be by resolution of its board of directors or by a person or persons authorized by its board of directors.

ARTICLE II

PARTICIPATION

2.1          Commencement of Participation.

          (a)          Any Employee who is otherwise eligible to become a Participant shall initially become a Participant on the Entry Date coincident with or next following the later of the following dates, provided he is employed by the Employer on that Entry Date:

                    (1) The date on which he completes a Year of Eligibility Service; and

                    (2) The date on which he attains age 21 (age 19, effective January 1, 2000).

          (b)          Any Employee who had satisfied the requirements set forth in Section 2.1(a) during the 12 consecutive month period prior to the Effective Date shall become a Participant on the Effective Date, provided he is still employed by the Employer on the Effective Date.

2.2          Termination of Participation.

          After commencement or resumption of his participation, an Employee shall remain a Participant during each consecutive Plan Year thereafter until the earliest of the following dates:

          (a)          His actual Retirement date;

          (b)          His date of death; or

          (c)          The last day of a Plan Year during which he incurs a Break.

2.3          Resumption of Participation.

          (a)          Any Participant whose employment terminates and who resumes Service before he incurs a Break shall resume participation immediately on the date he is reemployed.

          (b)          Except as otherwise provided in Section 2.3(c), any Participant who incurs one or more Breaks and resumes Service shall resume participation retroactively as of the first day of the first Plan Year in which he completes a Year of Eligibility Service after such Break(s).

          (c)          Any Participant who incurs one or more Breaks and resumes Service, but whose pre-Break Service is not reinstated to his credit pursuant to Section 3.3, shall be treated as a new Employee and shall again be required to satisfy the eligibility requirements contained in Section 2.1(a) before resuming participation on the appropriate Entry Date, as specified in Section 2.1(a).

2.4          Determination of Eligibility.

          The Administrator shall determine the eligibility of Employees in accordance with the provisions of this Article II. For each Plan Year, the Employer shall furnish the Administrator a list of all Employees, indicating their Date of Hire, their Hours of Service during their Eligibility Period, their date of birth, the original date of their reemployment with the Employer, if any, and any Breaks they may have incurred.

2.5          Restricted Participation

          Subject to the terms and conditions of the Plan, during the period between the Participant's date of termination of participation in the Plan (as described in Section 2.2) and the distribution of his entire Account (as described in Article IX), and during any period that a Participant does not meet the requirements of Section 2.1(a) or is employed by a Related Employer that is not participating in the Plan, the Participant or, in the event of the Participant's death, the Beneficiary of the Participant, will be considered and treated as a Participant for all purposes of the Plan, except as follows:

                    (a)          the Participant will not share in contributions under this Plan; and

                    (b)          the Beneficiary of a deceased Participant cannot designate a Beneficiary under Section 6.5.

ARTICLE III

CREDITED SERVICE

3.1          Service Counted for Eligibility Purposes.

          All Years of Eligibility Service completed by an Employee shall be counted in determining his eligibility to become a Participant on and after the Effective Date, whether or not such Service was completed before or after the Effective Date.

3.2          Service Credit During Authorized Leaves.

          An Employee shall receive no Service credit under Section 3.1 during any Authorized Leave of Absence. However, solely for the purpose of determining whether he has incurred a Break during any Plan Year in which he is absent from Service for one or more Authorized Leaves of Absence, he shall be credited with 45 Hours of Service for each week during any such leave period. Notwithstanding the foregoing, if an Employee fails to return to Service on or before the end of a leave period, he shall be deemed to have terminated Service as of the first day of such leave period and his credit for Hours of Service, determined under this Section 3.2, shall be revoked. Notwithstanding anything contained herein to the contrary, an Employee who is absent by reason of military service as set forth in Section 1.1(e)(1) shall be given Service credit under this Plan for such military leave period to the extent, and for all purposes, required by Code Section 414(u).

3.3          Service Credit During Maternity or Paternity Leave.

          For purposes of determining whether a Break has occurred for participation purposes, an individual who is on maternity or paternity leave as described in Section 1.1(gg), shall be deemed to have completed Hours of Service during such period of absence, all in accordance with Section 1.1(gg). Notwithstanding the foregoing, no credit shall be given for such Hours of Service unless the individual furnishes to the Administrator such timely information as the Administrator may reasonably require to determine:

          (a) that the absence from Service was attributable to one of the maternity or paternity reasons enumerated in Section 1.1(gg); and

          (b) the number of days of such absence.

In no event, however, shall any credit be given for such leave other than for determining whether a Break has occurred.

3.4          Ineligible Employees.

          Notwithstanding any provisions of this Plan to the contrary, any Employee who is ineligible to participate in this Plan either because of his failure

          (a)          To meet the eligibility requirements contained in Article II; or

          (b)          To be a Participant, as defined in Section 1.1(mm),

shall, nevertheless, earn Years of Eligibility Service pursuant to the rules contained in this Article III. However, such Employee shall not be entitled to an allocation of any contributions hereunder unless and until he becomes a Participant in this Plan, and then, only during his period of participation.

ARTICLE IV

CONTRIBUTIONS

4.1          401(k) Contributions.

          (a)          Each Participant may enter into a 401(k) Agreement with his or her Participating Employer specifying that a whole percentage or amount (not exceeding 15% or its equivalent for Plan Years commencing prior to January 1, 2002, and 50% or its equivalent for Plan Years commencing on or after January 1, 2002) of Compensation will be contributed to the Fund as a 401(k) Contribution. By agreeing to a 401(k) Contribution, the Participant agrees to a reduction in Compensation by the percentage or amount designated, and the Participating Employer agrees in consideration of such reduction to contribute an equivalent amount to the Fund.

          (b)          All Participants who are eligible to make 401(k) Contributions and who have attained age 50 before the close of the Plan Year shall be eligible to make "Catch-Up 401(k) Contributions" in accordance with, and subject to the limitations of, section 414(v) of the Code. Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions.

4.2          Form and Manner of Elections.

          (a)          Each 401(k) Agreement shall be in the form prescribed or approved by the Administrator and may be entered into on any Entry Date. A Participant's 401(k) Agreement may be changed or revoked by the Participant, with such prior notice as the Administrator may prescribe, as of the first day of any calendar quarter. A 401(k) Agreement shall be effective with respect to Compensation payable on and after such day (or the first day of any later month as may be specified on such form).

          (b)          If a Participant terminates his 401(k) Agreement, such Participant shall not be permitted to enter into another 401(k) Agreement until the next following calendar quarter. A Participant may change his designated percentage or amount of 401(k) Contributions only once in any calendar quarter. The Employer may also amend or terminate said 401(k) Agreement on written notice to the Participant in order to satisfy any of the nondiscrimination tests described in Section 4.10 or as part of a uniform and nondiscriminatory policy of terminating 401(k) Agreements of all Participants or of similarly situated Participants.

          (c)          If a Participant has not authorized the Employer to withhold at the maximum rate and desires to increase the total withheld for a Plan Year, such Participant may authorize the Employer to withhold a supplemental amount up to 100% of his Compensation for one or more pay periods. A Participant may accelerate the rate of his withholding by submitting a written request to the Employer or Administrator prior to the commencement of the Plan Year in which such acceleration shall be effective. In no event may the sum of the amounts withheld under the 401(k) Agreement exceed the maximum percentage of a Participant's Compensation for a Plan Year that may deferred under Section 4.1. In addition, in no event may the sum of a Participant's 401(k) Contributions exceed the Code Section 402(g) limits, as specified in Section 4.10(b).

          (d)          In addition to the foregoing, a Participant's pre-tax contributions shall cease upon the Participant's termination of service as an Employee.

4.3.          Matching Contributions.

          For each Plan Year, the Sponsor, in its discretion, may determine whether a Matching Contribution shall be made to the Fund for a Plan Year, and if so, the amount or percentage of the Matching Contributions to be contributed. If the Sponsor determines that a Matching Contribution is to be made, each Participating Employer shall contribute its designated portion. The Matching Contribution shall be made on account of each Participant who has had his Compensation reduced during the Plan Year pursuant to a 401(k) Agreement equal to the amount or percentage determined by the Sponsor. Only 401(k) Contributions up to four percent (4%) of a Participant's Compensation for the Plan Year shall be taken into account.

4.4.          Profit Sharing Contribution.

          The Sponsor, in its discretion, may determine whether a Profit Sharing Contribution shall be made to the Fund for a Plan Year, and if so, the amount to be contributed by each Participating Employer (which amount may vary among Participating Employers). If the Sponsor determines that a Profit Sharing Contribution is to be made, each Participating Employer shall contribute its designated portion. The Profit Sharing Contribution shall be allocated among Participants' Profit Sharing Accounts in accordance with Section 5.5(b).

4.5          Employee Stock Ownership Contribution.

          (a)          Subject to all of the provisions of this Article IV, for each Plan Year commencing on or after the Effective Date, the Employer shall make an Employee Stock Ownership Contribution to the Fund in such amount as may be determined by resolution of the Board of Directors in its discretion; provided, however, that the Employer shall contribute an amount in cash not less than the amount required to enable the Trustee to discharge any indebtedness incurred with respect to an Exempt Loan in accordance with Section 8.6(c). If any part of the Employee Stock Ownership Contribution under this Section 4.5 for any Plan Year is in cash in an amount exceeding the amount needed to pay the amount due during or prior to such Plan Year with respect to an Exempt Loan, such cash shall be applied by the Trustee, as directed by the Administrator in its sole discretion, either to the purchase of Employer Securities or to repay an Exempt Loan. Contributions hereunder shall be in the form of cash, Employer Securities or any combination thereof. In determining the value of Employer Securities transferred to the Fund as an Employee Stock Ownership Contribution, the Administrator may determine the average of closing prices of such securities for a period of up to 90 consecutive days immediately preceding the date on which the securities are contributed to the Fund. In the event that the Employer Securities are not readily tradable on an established securities market, the value of the Employer Securities transferred to the Fund shall be determined by an independent appraiser in accordance with Section 8.9.

          (b)          In no event shall the Employee Stock Ownership Contribution exceed for any Plan Year the maximum amount that may be deducted by the Employer under Section 404 of the Code. Each Employee Stock Ownership Contribution by the Employer shall be deemed to be made on the express condition that the Plan, as then in effect, shall be qualified under Sections 401(a) and 501(a) of the Code and that the amount of such contribution shall be deductible from the Employer's income under Section 404 of the Code.

4.6          Time and Manner of Employee Stock Ownership Contribution.

          (a)          The Matching Contribution, Profit Sharing Contribution, and Employee Stock Ownership Contributions (if any) for each Plan Year shall be paid to the Trustee in one lump sum or installments at any time on or before the expiration of the time prescribed by law (including any extensions) for filing of the Employer's federal income tax return for its fiscal year ending concurrent with or during such Plan Year. The 401(k) Contributions shall be contributed to the Plan no later when required in regulations under the Act. Any portion of the Employee Stock Ownership Contribution for each Plan Year that may be made prior to the last day of the Plan Year shall, if there is an Exempt Loan outstanding at such time, at the election of the Administrator, either (i) be applied immediately to make payments on such Exempt Loan of (ii) be maintained by the Trustee in the Employee Stock Ownership Suspense Account described in Section 5.2 until the last day of such Plan Year.

          (b)          If an Employee Stock Ownership Contribution for a Plan Year is paid after the close of the Employer's fiscal year which ends concurrent with or during such Plan Year but on or prior to the due date (including any extensions) for filing of the Employer's federal income tax return for such fiscal year, it shall be considered, for allocation purposes, as an Employee Stock Ownership Contribution to the Fund for the Plan Year for which it was computed and accrued, unless such contribution is accompanied by a statement to the Trustee, signed by the Employer, which specifies that the Employee Stock Ownership Contribution is made with respect to the Plan Year in which it is received by the Trustee. Any Employee Stock Ownership Contribution paid by the Employer during any Plan Year but after the due date (including any extensions) for filing of its federal income tax return for the fiscal year of the Employer ending on or before the last day of the preceding Plan Year shall be treated, for allocation purposes, as an Employee Stock Ownership Contribution to the Fund for the Plan Year in which the contribution is paid to the Trustee.

          (c)          Notwithstanding anything contained herein to the contrary, no contribution shall be made for any Plan Year during which a limitations account created pursuant to Section 5.6(c)(2) is in existence until the balance of such limitations account has been reallocated in accordance with Section 5.6(c)(2).

4.7          Qualified Nonelective Contributions.

          To the extent necessary to satisfy the Section 401(k)(3) limits with respect to 401(k) Contributions or the Section 401(m) limits with respect to Matching Contributions, the Sponsor, in its discretion, may determine whether a Qualified Nonelective Contribution shall be made to the Fund for a Plan Year and, if so, the amount to be contributed by each Participating Employer (which amount may vary among Participating Employers). If the Sponsor determines that a Qualified Nonelective Contribution shall be made, each Participating Employer shall contribute its designated portion. Such Qualified Nonelective Contributions, if any, may, as the Sponsor determines, be made either on behalf of all Employees who have met the eligibility requirements contained in Section 2.1 (regardless of whether such Employees have entered into 401(k) Agreements with the Employer) or on behalf of only those Employees who have met the eligibility requirements contained in Section 2.1 (regardless of whether such Employees have entered into 401(k) Agreements with the Employer) and who are not Highly Compensated Employees. Any optional contributions made pursuant to this Section 4.7 may be allocated to those Employees entitled thereto in the same ratio as each such Employee's Compensation for such Plan Year bears to the total Compensation of all such Employees for the Plan Year, or on a per capita basis, as determined by the Board of Directors. Qualified Nonelective Contributions shall be fully vested and subject to the same distribution rules as 401(k) Contributions as of the time such Qualified Nonelective Contributions are made to the Plan.

4.8          Rollover Contributions.

          (a)          Notwithstanding the limitations contained in Section 5.6, the Trustee, with the consent of the Administrator, may accept a Rollover Contribution to be held for the benefit of any Employee or Participant, provided that, in the opinion of counsel for the Employer, the acceptance of the Rollover Contribution will not jeopardize the exempt status of the Plan or its related trust or create adverse tax consequences to the Employer. Before accepting a Rollover Contribution, the Trustee may request from the Participant or the Employer any documents which the Trustee, in its discretion, deems necessary to establish that the assets are suitable or appropriate for a Rollover Contribution. The Trustee shall maintain a separate, nonforfeitable Rollover Account in the Fund for each Rollover Contribution accepted on behalf of a Participant and its share of the Investment Adjustments thereafter.

          (b)          Upon his death, Retirement or other termination of Service, a Participant's Rollover Account shall be combined with his other Accounts and distributed to him or his Beneficiary in the same manner and under the same circumstances and contingencies which are set forth in the Plan for other distributions. A Participant may also request a distribution of his Rollover Account at any time, in which case the Rollover Account will be distributed in accordance with Article IX.

4.9          Records of Contributions.

          The Employer shall deliver at least annually to the Trustee, with respect to all contributions made pursuant to this Article IV, a certificate of the Administrator, in such form as the Trustee shall approve, setting forth:

          (a)          The aggregate amount of such contribution, if any, to the Fund for such Plan Year;

          (b)          The names, Internal Revenue Service identifying numbers and current residential addresses of all Participants in the Plan;

          (c)          The amount and category of contributions to be allocated to each such Participant; and

          (d)          Any other information reasonably required for the proper operation of the Plan.

4.10          Certain Limits Apply.

          All contributions to the Plan are subject to the applicable limits set forth under Code Section 415, as provided in Section 5.6. In addition, certain designated contributions to the Plan are subject to the following limitations:

          (a)          Code Section 404 Limits.

          The sum of the contributions made by each Participating Employer under the Plan for any Plan Year shall not exceed the maximum amount deductible under the applicable provisions of the Code. All contributions under the Plan made by a Participating Employer are expressly conditioned on their deductibility under Code Section 404 for the taxable year when paid (or treated as paid under Code Section 404(a)(6)).

          (b)          Code Section 402(g) Limits.

                    (1)          In general. The maximum amount of 401(k) Contributions made on behalf of any Participant for any calendar year, when added to the amount of elective deferrals under all other plans, contracts and arrangements of the Employer or a Related Employer with respect to the Participant for the calendar year), shall in no event exceed the maximum applicable limit in effect for the calendar year under Code Section 401(a)(30). For purposes of the Plan, an individual's elective deferrals for a taxable year are the sum of the following:

                              (i)          Any elective contribution under a qualified cash or deferred arrangement (as defined in Code Section 401(k)) to the extent not includible in the individual's gross income for the taxable year on account of Code Section 402(a)(8) (before applying the limits of Code Section 402(g) or this section);

                              (ii)          Any employer contribution to a simplified employee pension (as defined in Code Section 408(k)) to the extent not includible in the individual's gross income for the taxable year on account of Code Section 408(k)(6) (before applying the limits of Code Section 402(g));

                              (iii)          Any employer contribution to a custodial account or annuity contract under Code Section 403(b) under a salary reduction agreement (within the meaning of Code Section 3121(a)(5)(D)), to the extent not includible in the individual's gross income for the taxable year on account of Code Section 403(b) before applying the limits of Code Section 402(g);

                              (iv)          Any elective employee contribution to a simple retirement account under a qualified salary reduction arrangement (as defined in Code Section 408(p)(2)(A)); and

                              (v)          Any employee contribution designated as deductible under a trust described in Code Section 501(c)(19) (before applying the limits of Code Section 402(g)).

A Participant will be considered to have made "excess deferrals" for a taxable year to the extent that the Participant's elective deferrals for the taxable year exceed the applicable limit described above for the year.

                    (2)          Distribution of excess deferrals. In the event that an amount is included in a Participant's gross income for a taxable year as a result of an excess deferral under Code Section 402(g), and the Participant notifies the Administrator on or before the March 1 following the taxable year that all or a specified portion of a 401(k) Contribution made for his or her benefit represents an excess deferral, the Administrator shall make every reasonable effort to cause such excess deferral, adjusted for allocable income, to be distributed to the Participant no later than the April 15 following the calendar year in which such excess deferral was made. The income allocable to excess deferrals is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution. Income allocable to excess deferrals for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant's 401(k) Contributions Account for the taxable year by a fraction, the numerator of which is the Participant's excess deferrals for the taxable year, and the denominator of which is the sum of the Participant's 401(k) Contributions Account balance as of the beginning of the taxable year plus the Participant's 401(k) Contribution for the taxable year. No distribution of an excess deferral shall be made during the taxable year of a Participant in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designate the distribution as a distribution of an excess deferral. The amount of any excess deferrals that may be distributed to a Participant for a taxable year shall be reduced by the amounts of 401(k) Contributions that were excess contributions and were previously distributed to the Participant for the Plan Year beginning with or within such taxable year.

                    (3)          Treatment of excess deferrals. For other purposes of the Code, including Code Sections 401(a)(4), 401(k)(3), 404, 409, 411, 412, and 416, excess deferrals shall be treated as employer contributions even if they are distributed in accordance with paragraph (2) above. However, excess deferrals of a Participant who is not a Highly Compensated Employee will not be taken into account for purposes of Code Section 401(k)(3) (the actual deferral percentage test) to the extent the excess deferrals are prohibited under Code Section 401(a)(30). Excess deferrals will also be treated as employer contributions for purposes of Code Section 415 unless distributed under paragraph (2) above.

                    (4)          This Section 4.10(b) shall not apply to Catch-Up Contributions described in Section 4.1(b).

          (c)          Code Section 401(k)(3) Limits.

                    (1)          In general. 401(k) Contributions made under the Plan are subject to the limits of Code Section 401(k)(3), as more fully described below. The Plan provisions relating to the Code Section 401(k)(3) limits are to be interpreted and applied in accordance with Code Sections 401(k)(3) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code Section 401(k) as may be prescribed by the Secretary of the Treasury from time to time.

                    (2)          Actual deferral ratios. For each Plan Year, the Administrator will determine the "actual deferral ratio" for each Participant who is eligible for 401(k) Contributions. The actual deferral ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the 401(k) Contributions (plus any Qualified Nonelective Contributions treated as 401(k) Contributions) made on behalf of the Participant for the Plan Year to the Participant's Compensation for the applicable period. For purposes of determining a Participant's actual deferral ratio:

                              (i)          401(k) Contributions will be taken into account only if both of the following requirements are satisfied:

                                        (A)          the 401(k) Contribution is allocated to the Participant's 401(k) Contributions Account as of a date within the Plan Year, is not contingent upon participation in the Plan or performance of services on any date subsequent to that date, and is actually paid to the Fund no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates; and

                                        (B)          the 401(k) Contribution relates to Compensation that either would have been received by the Participant in the Plan Year but for the Participant's election to defer under the Plan or is attributable to services performed in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within 2 1/2 months after the close of the Plan Year.

To the extent 401(k) Contributions which meet the requirements of (A) and (B) above constitute excess deferrals described in Section 4.10(b), they will be taken into account for each Highly Compensated Employee, but will not be taken into account for any Participant who is not a Highly Compensated Employee.

                              (ii)          In the case of a Participant who is a Highly Compensated Employee for the Plan Year and is eligible to have elective contributions (and qualified nonelective or qualified matching contributions, to the extent treated as elective contributions) allocated to his or her accounts under two or more cash or deferred arrangements described in Code Section 401(k) maintained by a Related Employer, the Participant's actual deferral ratio shall be determined as if such elective contributions (as well as qualified nonelective or qualified matching contributions) are made under a single arrangement, and if two or more of the cash or deferred arrangements have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                              (iii)          The applicable period for determining Compensation for each Participant for a Plan Year shall be the 12 consecutive month period ending on the last day of such Plan Year; provided that, to the extent permitted under Regulations, the Administrator may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant.

                              (iv)          Qualified Nonelective Contributions made on behalf of Participants who are eligible to receive 401(k) Contributions shall be treated as 401(k) Contributions to the extent permitted by Regs. Section 1.401(k)-1(b)(5).

                              (v)          In the event that the Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans with the same Plan Year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan.

                              (vi)          An Employee who would be a Participant but for the failure to make 401(k) Contributions shall be treated as a Participant on whose behalf no 401(k) Contributions are made.

                              (vii)          401(k) Contributions made on behalf of Participants who are not Highly Compensated Employees which could be used to satisfy the Code Section 401(k)(3) limits but are not necessary to be taken into account in order to satisfy such limits, may instead be taken into account for purposes of the Code Section 401(m) limits to the extent permitted by Regs. Section 1.401(m)-1(b)(5).

                    (3)          Actual deferral percentages. The actual deferral ratios for all Highly Compensated Employees who are eligible for 401(k) Contributions for a Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group, and the actual deferral ratios for all Employees who are not Highly Compensated Employees but are eligible for 401(k) Contributions for the Plan Year shall be averaged to determine the actual deferral percentage for the nonhighly compensated group. The actual deferral percentages must satisfy at least one of the following tests:

                              (i)          the actual deferral percentage for the highly compensated group does not exceed 125% of the actual deferral percentage for the nonhighly compensated group; or

                              (ii)          the excess of the actual deferral percentage for the highly compensated group over the actual deferral percentage for the nonhighly compensated group does not exceed two percentage points, and the actual deferral percentage for the highly compensated group does not exceed twice the actual deferral percentage of the nonhighly compensated group.

          The tests in (i) and (ii) above shall be applied using the actual deferral percentage for the highly compensated group and the nonhighly compensated group for the current Plan Year.

                    (4)          Adjustments by Administrator. If, prior to the time all 401(k) Contributions for a Plan Year have been contributed to the Fund, the Administrator determines that 401(k) Contributions are being made at a rate which will cause the Code Section 401(k)(3) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of 401(k) Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing 401(k) Contribution elections to the extent the Administrator deems appropriate. Any 401(k) Contributions which would otherwise be made to the Fund shall instead be paid to the affected Participant in cash.

                    (5)          Excess contributions. If the Code Section 401(k)(3) limits have not been met for a Plan Year after all contributions for the Plan Year have been made, the Administrator will determine the amount of excess contributions with respect to Participants who are Highly Compensated Employees. To do so, the Administrator will perform the following computation (which shall be used solely to determine the aggregate amount to be distributed under paragraph (6) below and not the amount to be distributed to any individual): first, the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio shall be reduced to the extent necessary to (i) enable the Plan to satisfy the Code Section 401(k)(3) limits or (ii) cause such Employee's actual referral ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest actual deferral ratio, and then this process will be repeated until the Plan satisfies the Code Section 401(k)(3) limits.

                    (6)          Distribution of excess contributions. The aggregate amount of reductions determined under paragraph (5) above shall be distributed, first, to the Highly Compensated Employees with the highest dollar amounts of 401(k) Contributions, pro rata, in an amount equal to the lesser of (i) the total amount of excess contributions for the Plan Year determined under paragraph (5) above or (ii) the amount necessary to cause the amount of such Employees' 401(k) Contributions to equal the amount of the 401(k) Contributions of the Highly Compensated Employees with the next highest dollar amount of 401(k) Contributions. This process is repeated until the aggregate amount distributed under this paragraph (6) equals the amount of excess contributions determined under paragraph (5) above. Income on excess contributions shall be distributed in accordance with applicable Regulations.

                    (7)          Special rule. For purposes of distributing excess contributions, the amount of excess contributions that may be distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year.

                    (8)          Recordkeeping requirement. The Administrator, on behalf of the Participating Employers, shall maintain such records as are necessary to demonstrate compliance with the Code Section 401(k)(3) limits including the extent to which Qualified Nonelective Contributions are taken into account in determining the actual deferral ratios.

                    (9)          Effect on Matching Contributions. A Participant's 401(k) Contributions which are returned as a result of the Code Section 401(k)(3) limits for a Plan Year shall not be taken into account in determining the amount of Matching Contributions to be made for the Participant's benefit for the Plan Year. To the extent Matching Contributions have already been made with respect to the 401(k) Contributions at the time the 401(k) Contributions are determined to be excess contributions, such Matching Contributions shall be distributed to the Participant at the same time as the 401(k) Contributions are returned.

                    (10)          Excise tax where failure to correct. If the excess contributions are not corrected within 2 1/2 months after the close of the Plan Year to which they relate, the Participating Employers will be liable for a 10% tax on the amount of excess contributions attributable to them, to the extent provided by Code Section 4979. Qualified Nonelective Contributions properly taken into account under this section for the Plan Year may enable the Plan to avoid having excess contributions, even if the contributions are made after the close of the 2 1/2 month period.

                    (11)          This Section 4.10(c) shall not apply to Catch-Up Contributions described in Section 4.1(b).

          (d)          Code Section 401(m) Limits.

                    (1)          In general. Matching Contributions made under the Plan are subject to the limits of Code Section 401(m), as more fully described below. The Plan provisions relating to the Code Section 401(m) limits are to be interpreted and applied in accordance with Code Section 401(m) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code Section 401(m) as may be prescribed by the Secretary of the Treasury from time to time.

                    (2)          Actual contribution ratios. For each Plan Year, the Administrator will determine the "actual contribution ratio" for each Participant who is eligible for Matching Contributions. The actual contribution ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the sum of the Matching Contributions and Qualified Nonelective Contributions which are not treated as 401(k) Contributions made on behalf of the Participant for the Plan Year, to the Participant's Compensation for the applicable period. For purposes of determining a Participant's actual contribution ratio:

                              (i)          A Matching Contribution will be taken into account only if the Contribution is allocated to a Participant's Account as of a date within the Plan Year, is actually paid to the Fund no later than 12 months after the close of the Plan Year, and is made on behalf of a Participant on account of the Participant's 401(k) Contributions for the Plan Year.

                              (ii)          In the case of a Participant who is a Highly Compensated Employee for the Plan Year and is eligible to have matching contributions or employee contributions (including amounts treated as matching contributions) allocated to his or her accounts under two or more plans maintained by a Related Employer which may be aggregated for purposes of Code Sections 410(b) and 401(a)(4), the Participant's actual contribution ratio shall be determined as if such contributions are made under a single plan, and if two or more of the plans have different Plan Years, all plans ending with or within the same calendar year shall be treated as a single plan.

                              (iii)          The applicable period for determining Compensation for each Participant for a Plan Year shall be the 12 consecutive month period ending on the last day of such Plan Year; provided that, to the extent permitted under Regulations, the Administrator may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant.

                              (iv)          401(k) Contributions not applied to satisfy the Code Section 401(k)(3) limits and Qualified Nonelective Contributions not treated as 401(k) Contributions may be treated as Matching Contributions to the extent permitted by Regs. Section 401(m)-1(b)(5).

                              (v)          In the event that the Plan satisfies the requirements of Code Sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same Plan Year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual contribution ratios as if all such plans were a single plan.

                    (3)          Actual contribution percentages. The actual contribution ratios for all Highly Compensated Employees who are eligible for Matching Contributions for a Plan Year shall be averaged to determine the actual contribution percentage for the highly compensated group for the Plan Year, and the actual contribution ratios for all Employees who are not Highly Compensated Employees but are eligible for Matching Contributions for the Plan Year shall be averaged to determine the actual contribution percentage for the nonhighly compensated group for the Plan Year. The actual contribution percentages must satisfy at least one of the following tests:

                              (i)          The actual contribution percentage for the highly compensated group does not 125% of the actual contribution percentage for the nonhighly compensated group; or

                              (ii)          The excess of the actual contribution percentage for the highly compensated group over the actual contribution percentage for the nonhighly compensated group does not exceed two percentage points, and the actual contribution percentage for the highly compensated group does not exceed twice the actual contribution percentage of the nonhighly compensated group.

          The tests in (i) and (ii) above shall be applied using the actual contribution percentage for the highly compensated group and the nonhighly compensated group for the current Plan Year.

                    (4)          Multiple use test. In the event that (i) the actual deferral percentage and actual contribution percentage for the highly compensated group each exceeds 125% of the respective actual deferral percentage or actual contribution percentage for the nonhighly compensated group, and (ii) the sum of the actual deferral percentage and the actual contribution percentage for highly compensated group exceeds the "aggregate limit" within the meaning of Regs. Section 1.401(m)-2(b)(3), the Administrator shall reduce the actual contribution ratios of Highly Compensated Employees who had both an actual deferral ratio and an actual contribution ratio for the Plan Year to the extent required by such section and in the same manner as descried in paragraphs (6) and (7) below. This Section 4.10(d) (4) shall not apply to Plan Years commencing on or after January 1, 2002.

                    (5)          Adjustments by Administrator. If, prior to the time all Matching Contributions for a Plan Year have been contributed to the Fund, the Administrator determines that such contributions are being made at a rate which will cause the Code Section 401(m) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of such contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by limiting the amount of such contributions to the extent the Administrator deems appropriate.

                    (6)          Excess aggregate contributions. If the Code Section 401(m) limits have not been satisfied for a Plan Year after all contributions for the Plan Year have been made, the excess of the aggregate amount of the Matching Contributions (and any Qualified Nonelective Contributions or 401(k) Contributions taken into account in computing the actual contribution percentages) actually made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Code Section 401(m)(2)(A) shall be considered to be "excess aggregate contributions." The Administrator shall determine the amount of excess aggregate contributions. To do so, the Administrator will perform the following computation (which shall be used solely to determine the aggregate amount to be distributed under paragraph (7) below and not the amount to be distributed to any individual): first, the actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio shall be reduced to the extent necessary to (i) enable the Plan to satisfy the Code Section 401(m) limits or (ii) cause such Employee's actual contribution ratio to equal the actual contribution ratio of the Highly Compensated Employee with the next highest actual contribution ratio, and then this process will be repeated until the Plan satisfies the Code Section 401(m) limits. In no event will excess aggregate contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

                    (7)          Distribution of excess aggregate contributions. The aggregate amount of reductions determined under paragraph (6) above shall be distributed, first, to the Highly Compensated Employees with the highest dollar amounts of Matching Contributions (and any Qualified Nonelective Contributions or 401(k) Contributions taken into account in computing actual contribution percentages), pro rata, in an amount equal to the lesser of (i) the total amount of excess aggregate contributions for the Plan Year determined under paragraph (6) above or (ii) the amount necessary to cause the amount of such Employees' Matching Contributions (and any Qualified Nonelective Contributions or 401(k) Contributions taken into account in computing actual contribution percentages) to equal the amount of the Matching Contributions (and any Qualified Nonelective Contributions or 401(k) Contributions taken into account in computing actual contribution percentages) of the Highly Compensated Employees with the next highest dollar amount of Matching Contributions (and any Qualified Nonelective Contributions or 401(k) Contributions taken into account in computing actual contribution percentages). This process is repeated until the aggregate amount distributed under this paragraph (7) equals the amount of excess aggregate contributions determined under paragraph (6) above. Income on excess aggregate contributions shall be distributed in accordance with applicable Regulations. Distribution of excess aggregate contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess aggregate contributions shall be treated as employer contributions for purposes of Code Sections 401(a)(4), 404 and 415 even if distributed from the Plan.

                    (8)          Recordkeeping requirement. The Administrator, on behalf of the Participating Employers, shall maintain such records as are necessary to demonstrate compliance with the Code Section 401(m) limits, including the extent to which 401(k) Contributions and Qualified Nonelective Contributions are taken into account in determining the actual contribution ratios.

                    (9)          Excise tax where failure to correct. If the excess aggregate contributions are not corrected within 2 1/2 months after the close of the Plan Year to which they relate, the Participating Employers will be liable for a 10% excise tax on the amount of excess aggregate contributions attributions to them, to the extent provided by Code Section 4979. Qualified Nonelective Contributions properly taken into account under this Section for the Plan Year may enable the Plan to avoid having excess aggregate contributions, even if the contributions are made after the close of the 2 1/2 month period.

          (e)          Code Section 410(b) Limits.

                    (1)          Notwithstanding anything to the contrary, if the number of Participants who are eligible to share in any contribution for a Plan Year is such that the Plan would fail to meet the requirements of Code Section 410(b)(1) or Code Section 410(b)(2)(A)(i), then the group of Participants eligible to share in the contribution for the Plan Year will be increased to include such minimum number of Participants who are not in the Service of the Participating Employers on the last day of the Plan Year, as may be necessary to satisfy the applicable tests under the above Code sections. The Participants who will become eligible to share in the contribution will be those Participants who, when compared to Participants who are similarly situated, completed the greatest number of Hours of Service in the Plan Year before the termination of their Service.

                    (2)          The preceding paragraph will not be construed to permit the reduction of any Participant's Account balance, and any amounts which were allocated to Participants whose eligibility to share in the contribution did not result from the application of the preceding paragraph will not be reallocated to satisfy such requirements. Instead, the Participating Employer will make an additional contribution equal to the amount which the affected Participants would have received had they been included initially in the allocation of the Participating Employer's contribution, even if it would cause the contributions of the Participating Employer for the Plan Year to exceed the amount which is deductible by the Participating Employer for such Plan Year under Code Section 404. Any adjustments pursuant to this paragraph will be considered to be a retroactive amendment of the Plan which was adopted by the last day of the Plan Year.

4.11          Erroneous Contributions.

          (a)          Notwithstanding anything herein to the contrary, upon the Employer's request, a contribution which was made by a mistake of fact, or conditioned upon the initial qualification of the Plan, under Code Section 401(a), or upon the deductibility of the contribution under Section 404 of the Code, shall be returned to the Employer by the Trustee within one year after the payment of the contribution, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable; provided, however, that in the case of denial of the initial qualification of the Plan, a contribution shall not be returned unless an Application for Determination has been timely filed with the Internal Revenue Service. Any portion of a contribution returned pursuant to this Section 4.11 shall be adjusted to reflect its proportionate share of the losses of the Fund, but shall not be adjusted to reflect any earnings or gains. Notwithstanding any provisions of this Plan to the contrary, the right or claim of any Participant or Beneficiary to any asset of the Fund or any benefit under this Plan shall be subject to and limited by this Section 4.11.

          (b)          In no event shall Employee contributions be accepted. Any such Employee contributions (and any earnings attributable thereto) mistakenly received by the Trustee shall promptly be returned to the Participant.

ARTICLE V

ACCOUNTS, ALLOCATIONS AND INVESTMENTS

5.1          Establishment of Separate Participant Accounts.

          The Administrator shall establish and maintain a separate Account for each Participant in the Plan and for each Former Participant in accordance with the provisions of this Article V. Such separate Account shall be for bookkeeping purposes only and shall not require a segregation of the Fund, and no Participant, Former Participant or Beneficiary shall acquire any right to or interest in any specific assets of the Fund as a result of the allocations provided for under this Plan.

          (a)          401(k) Contributions Accounts.

                    The Trustee shall establish a separate 401(k) Contributions Account in the Fund for each Participant who requests the Employer to make 401(k) Contributions pursuant to Section 4.1, to which all such 401(k) Contributions are to be credited. Any Qualified Nonelective Contributions made on behalf of a Participant shall also be credited to this Account.

          (b)          Profit Sharing Accounts.

                    The Trustee shall establish a separate Profit Sharing Account in the Fund for each Participant. The Account shall be credited as of the last day of each Plan Year with the amounts allocated to the Participants under Section 5.5(a).

          (c)          Matching Contribution Accounts.

                    The Trustee shall establish a separate Matching Contribution Account in the Fund for each Participant who receives a Matching Contribution pursuant to Section 4.3, to which all such Matching Contributions are to be credited.

          (d)          Employee Stock Ownership Accounts.

                    The Administrator shall establish a separate Employee Stock Ownership Account in the Fund for each Participant. The Administrator may establish subaccounts hereunder, an Employer Stock Account reflecting a Participant's interest in Employer Securities held by the Trust, and an Other Investments Account reflecting the Participant's interest in his Employee Stock Ownership Account other than Employer Securities. Each Participant's Employer Stock Account shall reflect his share of any Employee Stock Ownership Contribution made in Employer Securities and any Employer Securities attributable to earnings on such stock. Each Participant's Other Investments Account shall reflect any Employee Stock Ownership Contribution made in cash, any cash dividends on Employer Securities allocated and credited to his Employee Stock Ownership Account (other than currently distributable dividends), and any income, gains, losses, appreciation, or depreciation attributable thereto.

          (e)          Rollover Accounts.

                    The Trustee shall establish a separate, nonforfeitable Rollover Account in the Fund for each Employee on whose behalf a Rollover Contribution is accepted by the Trustee pursuant to Section 4.8. The account shall be credited with all such Rollover Contributions accepted on behalf of the Employee. In the case of a direct transfer of assets by the trustee (or other fiduciary) of another qualified retirement plan to this Plan, which transfer includes contributions made by the Participant under such other qualified plan, the Trustee shall establish such separate nonforfeitable rollover sub-accounts as may be necessary for the Trustee to account separately for the portion of such Rollover Contribution attributable to the Employee's contributions under such other qualified plan.

          (f)          Distribution Accounts.

                    In any case where distribution of a terminated Participant's Account is to be deferred, the Administrator shall establish a separate, nonforfeitable account in the Fund to which the balance in his Account in the Plan shall be transferred after such Participant incurs a Break. Unless the Former Participant's distribution accounts are segregated for investment purposes, they shall share in Investment Adjustments.

          (g)          Other Accounts.

                    The Administrator shall establish such other separate accounts for each Participant as may be necessary or desirable for the convenient administration of the Fund.

5.2          Establishment of Suspense Accounts.

          The Administrator shall establish a separate Employee Stock Ownership Suspense Account. There shall be credited to such account any Employee Stock Ownership Contribution that may be made prior to the last day of the Plan Year and which is allocable to such account pursuant to Section 4.6. The Employee Stock Ownership Suspense Account shall share proportionately as to time and amount in any Investment Adjustments. As of the last day of each Plan Year, the balance of the Employee Stock Ownership Suspense Account shall be added to the Employee Stock Ownership Contribution and allocated to the Employee Stock Ownership Accounts of Participants as provided in Section 5.5(b), except as provided herein. In the event that the Plan takes an Exempt Loan, the Employer Securities purchased thereby shall be allocated as Financed Shares to a separate Exempt Loan Suspense Account, from which allocations shall be made in accordance with Section 8.5.

5.3          Allocation of Earnings, Losses and Expenses.

          Except as provided in Section 5.9, as of each Valuation Date, any increase or decrease in the net worth of the aggregate Employee Stock Ownership Accounts held in the Fund attributable to earnings, losses, expenses and unrealized appreciation or depreciation in each such aggregate account, as determined by the Trustee pursuant to the Trust Agreement, shall be credited to or deducted from the appropriate suspense accounts and all Participants' Accounts (except segregated distribution accounts described in Section 5.1(f) and the "limitations account" described in Section 5.6(c)(2)) in the proportion that the value of each such account (determined immediately prior to such allocation and before crediting any contributions or forfeitures for the current Plan Year but after adjustment for any transfer to or from such accounts and for the time such funds were in such accounts) bears to the value of all Accounts.

5.4          Application of Forfeitures.

          Forfeitures under this Plan shall be used to reduce the Employer's contribution obligations under this Plan, as provided for in Section 7.3.

5.5          Allocation of Contributions.

          (a)           Matching Contribution.

          As of the last day of each Plan Year for which the Employer shall make a Matching Contribution, the Administrator shall allocate the Matching Contribution for such Plan Year to the Matching Contribution Account of each Participant who has completed at least 1,000 Hours of Service during that Plan Year, provided that he is still employed by the Employer on the last day of the Plan Year. (Notwithstanding the foregoing, in the event that the last-day-of-the-Plan-Year requirement shall cause the Plan to fail to meet the minimum coverage requirements of Section 410(b) of the Code, such requirement shall be disregarded for such Plan Year.) Matching Contributions shall be allocated as provided for in Section 4.3, subject to Section 5.6. Notwithstanding the foregoing, if a Participant attains his Normal Retirement Date and terminates Service prior to the last day of the Plan Year but after completing at least 1,000 Hours of Service, he shall be entitled to a Matching Contribution, as provided for herein. Furthermore, if a Participant completes at least 1,000 Hours of Service and is on a Leave of Absence on the last day of the Plan Year because of pregnancy or other medical reason, such a Participant shall be entitled to a Matching Contribution, as provided for herein.

          (b)           Profit Sharing Contribution.

          As of the last day of each Plan Year for which the Employer shall make a Profit Sharing Contribution, the Administrator shall allocate the Profit Sharing Contribution for such Plan Year to the Profit Sharing Account of each Participant who has completed at least 1,000 Hours of Service during that Plan Year, provided that he is still employed by the Employer on the last day of the Plan Year. (Notwithstanding the foregoing, in the event that the last-day-of-the-Plan-Year requirement shall cause the Plan to fail to meet the minimum coverage requirements of Section 410(b) of the Code, such requirement shall be disregarded for such Plan Year.) Such allocation shall be made in the same proportion that each such Participant's Compensation for such Plan Year bears to the total Compensation of all such Participants for such Plan Year, subject to Section 5.6. Notwithstanding the foregoing, if a Participant attains his Normal Retirement Date and terminates Service prior to the last day of the Plan Year but after completing at least 1,000 Hours of Service, he shall be entitled to an allocation based on his Compensation earned prior to his termination and during the Plan Year. Furthermore, if a Participant completes at least 1,000 Hours of Service and is on a Leave of Absence on the last day of the Plan Year because of pregnancy or other medical reason, such a Participant shall be entitled to an allocation based on his Compensation earned during such Plan Year.

          (c)          Employee Stock Ownership Contribution.

          As of the last day of each Plan Year for which the Employer shall make an Employee Stock Ownership Contribution, the Administrator shall allocate the Employee Stock Ownership Contribution for such Plan Year to the Employee Stock Ownership Account of each Participant who completed at least 1,000 Hours of Service during that Plan Year, provided that he is still employed by the Employer on the last day of the Plan Year. Such allocation shall be made in the same proportion that each such Participant's Compensation for such Plan Year bears to the total Compensation of all such Participants for such Plan Year, subject to Section 5.6. Notwithstanding the foregoing, if a Participant attains his Normal Retirement Date and terminates Service prior to the last day of the Plan Year but after completing at least 1,000 Hours of Service, he shall be entitled to an allocation based on his Compensation earned prior to his termination and during the Plan Year. Furthermore, if a Participant completes at least 1,000 Hours of Service and is on a Leave of Absence on the last day of the Plan Year because of pregnancy or other medical reason, such a Participant shall be entitled to an allocation based on his Compensation earned during such Plan Year.

5.6          Limitation on Annual Additions.

          (a)          Notwithstanding any provisions of this Plan to the contrary, the total Annual Additions credited to a Participant's Account under this Plan (and accounts under any other defined contribution plan maintained by the Employer or a Related Employer) for any Limitation Year shall not exceed the lesser of:

                    (1)          25% of the Participant's Compensation for such Limitation Year; or

                    (2)          $30,000. Whenever otherwise allowed by law, the maximum amount of $30,000 shall be automatically adjusted annually for cost-of-living increases in accordance with Section 415(d) of the Code, and the highest such increase effective at any time during the Limitation Year shall be effective for the entire Limitation Year, without any amendment to this Plan.

For Limitation Years commencing on or after January 1, 2002, the total Annual Additions credited to a Participant's Account under this Plan (and accounts under any other defined contribution plan maintained by the Employer or a Related Employer) shall not exceed the lesser of:

                    (x)          $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

                    (y)          100 percent of the Participant's Compensation for the Limitation Year. The Compensation limit referred to in (y) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419(f)(2) of the Code) which is otherwise treated as an Annual Addition.

          (b)          In the event that the limitations on Annual Additions described in Section 5.6(a) above are exceeded with respect to any Participant in any Limitation Year as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of 401(k) Contributions that may be made with respect to any Participant under Section 415 of the Code, or other facts and circumstances to which Regulation Section 1.415-6(b)(6) shall be applicable, then the contributions allocable to the Participant for such Limitation Year shall be reduced to the minimum extent required by such limitations, in the following order of priority:

                    (1) The Profit Sharing Contributions allocated during such Limitation Year to the Participant's Profit Sharing Account shall be reduced. The amount of any such reductions in the Profit Sharing Contributions shall be reallocated to all other Participants in the same manner as set forth under Section 5.5(a). If any further reductions in Annual Additions are necessary, then the Employee Stock Ownership Contribution allocated during such Limitation Year to the Participant's Employee Stock Ownership Account shall be reduced. If any further reductions in Annual Additions are necessary, then the Matching Contribution allocated during such Limitation Year to the Participant's Matching Contribution Account shall be reduced. The amount of any such reductions in the Employee Stock Ownership Contribution shall be reallocated to all other Participants in the same manner as set forth under Section 5.5(b).

                    (2) Any amounts which cannot be reallocated to other Participants in a current Limitation Year in accordance with Section 5.6(b)(1) above because of the limitations contained in Sections 5.6(a) and (d) shall be credited to an account designated as the "limitations account" and carried forward to the next and subsequent Limitation Years until it can be reallocated to all Participants as set forth in Section 5.5. No Investment Adjustments shall be allocated to this limitations account. In the next and subsequent Limitation Years, all amounts in the limitations account must be allocated in the manner described in Section 5.5 before any Profit Sharing Contribution or Employee Stock Ownership Contribution may be made to this Plan for that Limitation Year.

                    (3) The Administrator shall determine to what extent the Annual Additions to any Participant's Profit Sharing Account and Employee Stock Ownership Account must be reduced in each Limitation Year. The Administrator shall reduce the Annual Additions to all other qualified, tax-exempt retirement plans maintained by the Employer in accordance with the terms contained therein for required reductions or reallocations mandated by Section 415 of the Code before reducing any Annual Additions in this Plan.

                    (4)          In the event this Plan is voluntarily terminated by the Employer under Section 13.5, any amounts credited to the limitations account described in Section 5.6(b)(3) above which have not be reallocated as set forth herein shall be distributed to the Participants who are still employed by the Employer on the date of termination, in the proportion that each Participant's Compensation bears to the Compensation of all Participants.

          (c)          The Annual Additions credited to a Participant's accounts for each Limitation Year are further limited so that in the case of an Employee who is a Participant in both this Plan and any qualified defined benefit plan (hereinafter referred to as a "pension plan") of the Employer or Related Employer, the sum of (1) and (2) below will not exceed 1.0:

                    (1) (A)          The projected annual normal retirement benefit of a Participant under the pension plan, divided by

                     (B)          The lesser of:

                              (i)          The product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Limitation Year, or

                              (ii)          The product of 1.4 multiplied by the amount of compensation which may be taken into account under Section 415(b)(1)(B) of the Code for the Participant for such Limitation Year; plus

                    (2) (A)          The sum of Annual Additions credited to the Participant under this Plan for all Limitation Years, divided by:

                     (B)          The sum of the lesser of the following amounts determined for such Limitation Year and for each prior year of service with the Employer or a Related Employer:

                              (i)          The product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Limitation Year, or

                              (ii)          The product of 1.4 multiplied by the amount of compensation which may be taken into account under Section 415(b)(1)(B) of the Code for the Participant for such Limitation Year.

          If, even after the reductions provided for in Section 5.6(c), the sum of the fractions still exceeds 1.0, then the benefits of the Participant provided under the pension plan shall be reduced to the extent necessary, in accordance with Treasury Regulations issued under the Code. Solely for the purposes of this Section 5.6(d), the term "years of service" shall mean all years of service defined by Treasury Regulations issued under Section 415 of the Code. Notwithstanding the foregoing, the provisions of this Section 5.6(d) shall expire with respect to all Limitation Years beginning after December 31, 1999.

5.7          Erroneous Allocations.

          No Participant shall be entitled to any Annual Additions or other allocations to his Account in excess of those permitted under Sections 5.3, 5.4, 5.5, and 5.6. If it is determined at anytime that the Administrator and/or Trustee have erred in accepting and allocating any contributions under this Plan, or in allocating Investment Adjustments, or in excluding or including any person as a Participant, then the Administrator, in a uniform and nondiscriminatory manner, shall determine the manner in which such error shall be corrected and shall promptly advise the Trustee in writing of such error and of the method for correcting such error. The accounts of any or all Participants may be revised, if necessary, in order to correct such error. To the extent applicable, such correction shall be made in accordance with the provisions of IRS Revenue Procedure 2001-17 (or any amendment or successor thereto).

5.8          Value of Participant's Account.

          At any time, the value of a Participant's Account shall consist of the aggregate value of the amounts credited to the accounts described in Section 5.1, determined as of the next-preceding Valuation Date. The

Administrator shall maintain adequate records of the cost basis of Employer Securities allocated to each Participant's Employee Stock Ownership Account.

5.9           Investment of Account Balances.

          (a)          The Employee Stock Ownership Accounts shall be invested primarily in Employer Securities. All sales of Employer Securities by the Trustee attributable to the Employee Stock Ownership Accounts of all Participants shall be charged pro rata to the Employee Stock Ownership Accounts of all Participants.

          (b)          All Accounts under the Plan (other than the Employee Stock Ownership Account) shall be invested in one or more investment options made available from time to time by the Sponsor for this purpose (which may include Employer Securities). The Plan is intended to be an "ERISA Section 404(c) plan" within the meaning of regulations issued pursuant to such section. Participants shall have the opportunity, at least once in any 3-month period, to give investment instructions to the Administrator (with an opportunity to obtain written confirmation of such instructions) as to the investment of contributions made on his or her behalf among the investment options. The Administrator shall be obligated to comply with such instructions except as otherwise provided in the ERISA Section 404(c) regulations or in any applicable securities laws. The Administrator shall prescribe the form and manner in which such directions shall be made, as well as the frequency with which such directions may be made or changed, and the dates as of which they shall be effective, in a manner consistent with the foregoing. The Administrator shall be the fiduciary identified to furnish the information contemplated by ERISA Section 404(c), but may designate on its behalf another person or entity to provide such information or to perform any of the obligations of the Administrator under this Section 5.9(b).

          (c)          Participants who direct the investment of all or a portion of the balances in their Accounts in Employer Securities shall be entitled to direct the Trustee as to manner in which the Employer Securities in such Account are to be voted. To the extent that no instructions are given, the Trustee shall vote such shares in the manner designated by the Administrator.

          (d)          In the event that the Trustee may, at the direction of the Administrator and upon any written consent of any Participant, apply for and purchase insurance policies on the life of any insurable Participant for the benefit of such Participant, out of a Participant-directed investment, the aggregate premiums for such policies shall not exceed, for ordinary life insurance, 49% of the aggregate Employer contributions allocated to the Participant's Accounts, and for term insurance, 25% of such aggregate Employer contributions.

          (e)          In the event that a Participant has designated that all or a portion of his Accounts shall be invested in Employer Securities, dividends paid with respect to such shares, if any, shall be applied as provided for in Section 8.4. In addition, the Administrator may, in its sole, uniform and nondiscriminatory discretion, require that payments and distributions made pursuant to Article IX shall be made in the form of Employer Securities with respect to the portion of such Account balances that the Participant had directed to have been thus invested.

5.10          Loans to Participants.

          (a)          In General.

          Upon the written request of an "eligible borrower" (as defined in Section 5.10(l)) on a form acceptable to the Administrator, and subject to the conditions of this Section 5.10, the Administrator shall direct the Trustee to make a loan from the Fund to the eligible borrower.

          (b)          Rules and Procedures.

          The Administrator shall promulgate such rules and procedures, not inconsistent with the express provisions of this Section 5.10, as it deems necessary to carry out the purposes of this Section 5.10. All such rules and procedures shall be deemed a part of the Plan for purposes of the Department of Labor Regs. Section 2550.408b-l(d). Loans shall not be made available to eligible borrowers who are Highly Compensated Employees in an amount (determined under Department of Labor Regs. Section 2550.408b-l(b)) greater than the amount made available to other eligible borrowers.

          (c)          Maximum Amount of Loan.

          The following limitations shall apply in determining the amount of any loan to an eligible borrower hereunder:

                              (1)          The amount of the loan, together with any other outstanding indebtedness of the eligible borrower under the Plan or any other qualified retirement plans of the Employer and all Related Employers, shall not exceed $50,000 reduced by the excess of (i) the highest outstanding aggregate loan balance of the eligible borrower from such plans during the one-year period ending on the day prior to the date on which the loan is made, over (ii) the eligible borrower's outstanding loan balance from such plans immediately prior to the loan.

                              (2)          The amount of the loan shall not exceed 50% of the eligible borrower's vested interest in his or her Accounts, determined as of the Valuation Date immediately preceding the date of the loan.

          (d)          Minimum Amount of Loan; Maximum Number of Loans.

          The Administrator may establish a minimum amount for any single loan under the Plan, not to exceed $1,000. An eligible borrower may have only two loans under the Plan outstanding at any one time.

          (e)          Note; Security; Interest.

          Each loan shall be evidenced by a note signed by the eligible borrower and shall be secured by 50% of the eligible borrower's vested interest in his or her Accounts, including in such security the note evidencing the loan. The loan shall bear interest at a reasonable annual percentage interest rate to be determined by the Administrator. In determining the interest rate, the Administrator shall take into consideration interest rates currently being charged by persons in the business of lending money with respect to loans made in similar circumstances. The Administrator shall make such determination through consultation with one or more lending institutions, as the Administrator deems appropriate.

          (f)          Repayment.

          Each loan made to an eligible borrower who is receiving regular payments of compensation from a Participating Employer shall be repayable by payroll deduction. Loans made to other eligible borrowers (and, in all events, where payroll deduction is no longer practicable) shall be repayable in such manner as the Administrator may from time to time determine. The documents evidencing a loan shall provide that payments shall be made not less frequently than quarterly and over a specified term as determined by the Administrator (but not to exceed five years unless the loan is being applied toward the purchase of a principal residence for the eligible borrower). Such documents shall also require that the loan be amortized with level payments of principal and interest.

          (g)          Repayment upon Distribution.

          If, at the time benefits are to be distributed (or to commence being distributed) to an eligible borrower with respect to a separation from Service, there remains any unpaid balance of a loan hereunder, such unpaid balance shall, to the extent consistent with Department of Labor regulations, become immediately due and payable in full. Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the eligible borrower's Accounts, subject to the default provisions below, before any distribution of benefits is made. Except as may be required in order to comply (in a manner consistent with continued qualification of the Plan under Code Section 401(a)) with Department of Labor regulations, no loan shall be made or remain outstanding with respect to a Participant under this Section 5.10 after the time distributions to the Participant with respect to a separation from Service are to be paid or commence.

          (h)          Default.

          In the event of a default in making any payment of principal or interest when due under the note evidencing any loan under this Section 5.10, if such default continues for more than 14 days after written notice of the default by the Trustee, the unpaid principal balance of the note shall immediately become due and payable in full. Such unpaid principal, together with any accrued but unpaid interest, shall thereupon be deducted from the eligible borrower's Accounts, subject to the further provisions of this paragraph (h). The amount so deducted shall be treated as distributed to the eligible borrower and applied by the eligible borrower as a payment of the unpaid interest and principal (in that order) under the note evidencing such loan. In no event shall the Administrator apply the eligible borrower's Accounts to satisfy the eligible borrower's repayment obligation, whether or not he or she is in default, unless the amount so applied otherwise could be distributed in accordance with the Plan.

          (i)          Note as Fund Asset.

          The note evidencing a loan to an eligible borrower under this Section 5.10 shall be an asset of the Fund which is allocated to the Account of such eligible borrower, and shall for purposes of the Plan be deemed to have a value at any given time equal to the unpaid principal balance of the note plus the amount of any accrued but unpaid interest.

          (j)          Nondiscrimination.

          Loans shall be made available under this Section 5.10 to all eligible borrowers on a reasonably equivalent basis.

          (k)          Designation of Accounts; Designation of Investment Funds.

          Loans shall be made from the eligible borrower's Accounts in the following order: (1) from his or her Rollover Account, (2) from his or her Matching Contribution Account, (3) from his or her Profit Sharing Account, and (4) from his or her 401(k) Contributions Account. Loans may not be made from a Participant's Employee Stock Ownership Account. The crediting of loan repayments shall be made to the foregoing Accounts in the reverse order. The eligible borrower may designate the investment fund or funds from which his or her loan is to be made. In the absence of such a designation, the loan shall be made proportionately from all investment funds to which the eligible borrower's Accounts are allocated.

          (l)          Eligible Borrower.

          For purposes of this Section 5.10, "eligible borrower" means

                    (a)          a Participant who is an Employee or is otherwise a "party in interest" within the meaning of Section 3(14) of the Act; or

                    (b)          a deceased Participant's Beneficiary who has not yet received the entire vested portion of the Participant's Accounts and who is a "party in interest" as described above.

ARTICLE VI

RETIREMENT, DEATH AND DESIGNATION OF BENEFICIARY

6.1          Normal Retirement.

          A Participant who reaches his Normal Retirement Date and who shall retire at that time shall thereupon be entitled to retirement benefits based on the value of his Account, payable pursuant to the provisions of Section 9.1. A Participant who remains in Service after his Normal Retirement Date shall not be entitled to any retirement benefits until his actual termination of Service thereafter (except as provided in Section 9.4), and he shall meanwhile continue to participate in this Plan.

6.2          Early Retirement.

          A Participant who reaches his Early Retirement Date may retire at such time (or, at his election, as of the first day of any month thereafter prior to his Normal Retirement Date) and shall thereupon be entitled to retirement benefits based on the value of his Account, payable pursuant to the provisions of Section 9.1.

6.3          Disability Retirement.

          In the event a Participant incurs a Disability, he may retire on his Disability Retirement Date and shall thereupon be entitled to retirement benefits based on the value of his Account, payable pursuant to the provisions of Section 9.1.

6.4          Death Benefits.

          (a)          Upon the death of a Participant before his Retirement or other termination of Service, the value of his Account shall be payable pursuant to the provisions of Section 9.1. The Administrator shall direct the Trustee to distribute his Account to any surviving Beneficiary designated by the Participant or, if none, to such persons specified in Section 6.5(b).

          (b)          Upon the death of a Former Participant, the Administrator shall direct the Trustee to distribute any undistributed balance of his Account to any surviving Beneficiary designated by him or, if none, to such persons specified in Section 6.5(b).

          (c)          The Administrator may require such proper proof of death and such evidence of the right of any person to receive the balance credited to the Account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

6.5          Designation of Beneficiary and Manner of Payment.

          (a)          Each Participant shall have the right to designate a Beneficiary to receive the sum or sums to which he may be entitled upon his death. The Participant may also designate the manner in which any death benefits under this Plan shall be payable to his Beneficiary, provided that such designation is in accordance with Section 9.5. Such designation of Beneficiary and manner of payment shall be in writing and delivered to the Administrator, and shall be effective when received by the Administrator while the Participant is alive. The Participant shall have the right to change such designation by notice in writing to the Administrator while the Participant is alive. Such change of Beneficiary or the manner of payment shall become effective upon its receipt by the Administrator while the Participant is alive. Any such change shall be deemed to revoke all prior designations.

          (b)          If a Participant shall fail to designate validly a Beneficiary, or if no designated Beneficiary survives the Participant, the balance credited to his Account shall be paid to the person or persons in the first of the following classes of successive preference Beneficiaries surviving at the death of the Participant: the Participant's (1) widow or widower, (2) natural-born or adopted children, (3) natural-born or adoptive parents, and (4) estate. The Administrator shall determine which Beneficiary, if any, shall have been validly designated or entitled to receive the balance credited to the Participant's Account in accordance with the foregoing order of preference, and its decision shall be binding and conclusive on all persons.

          (c)          Notwithstanding the foregoing, if a Participant is married on the date of his death, the sum or sums to which he may be entitled under this Plan upon his death shall be paid to his spouse, unless the Participant's spouse shall have consented to the election of another Beneficiary. Such a spousal consent shall be in writing and shall be witnessed either by a representative of the Administrator or by a notary public. Any designation by an unmarried Participant shall be rendered ineffective by any subsequent marriage, and any consent of a spouse shall be effective only as to that spouse. If it is established to the satisfaction of the Administrator that spousal consent cannot be obtained because there is no spouse, because the spouse cannot be located, or other reasons prescribed by governmental regulations, the consent of the spouse may be waived, and the Participant may designate a Beneficiary or Beneficiaries other than his spouse.

ARTICLE VII

VESTING AND FORFEITURES

7.1          Vesting on Death, Disability and Normal Retirement.

          Unless his participation in this Plan shall have terminated prior thereto, upon a Participant's death, Disability, Early Retirement Date or Normal Retirement Date (whether or not he actually retires at that time) while he is still employed by the Employer, the Participant's entire Account shall be fully vested and nonforfeitable.

7.2          Vesting on Termination of Participation.

          A Participant shall always have a 100% vested and nonforfeitable interest in his Accounts other than his Employer Stock Ownership Account. Upon termination of his participation in this Plan for any reason other than death, Disability, Early Retirement or Normal Retirement, a Participant shall be vested in a percentage of his Employee Stock Ownership Account, such vested percentage to be determined under the following table, based on the Years of Vesting Service (including Years of Vesting Service prior to the Effective Date) credited to him at the time of his termination of participation:

Years of Vesting Service	Percentage Vested

Less than 5	0%
5 or more	100%

Notwithstanding the foregoing, a Participant shall all times have a nonforfeitable interest in Employer Securities acquired with dividends pursuant to Section 8.4(c).

          Any portion of the Participant's Employee Stock Ownership Account which is not vested at the time he incurs a Break shall thereupon be forfeited and disposed of pursuant to Section 7.3. In such event, Employer Securities shall be forfeited only after other assets. Distribution of the vested portion of a terminated Participant's interest in the Plan shall be payable in any manner permitted under Section 9.1.

7.3          Disposition of Forfeitures.

          (a)          In the event a Participant incurs a Break and subsequently resumes both his Service and his participation in the Plan prior to incurring at least 5 Breaks, the forfeitable portion of his Employee Stock Ownership Account shall be reinstated to the credit of the Participant as of the date he resumes participation.

          (b)          In the event a Participant terminates Service and subsequently incurs a Break and receives a distribution, or in the event a Participant does not terminate Service, but incurs at least 5 Breaks, or in the event that a Participant terminates Service and incurs at least 5 Breaks but has not received a distribution, then the forfeitable portion of his Employee Stock Ownership Account, including Investment Adjustments shall, as of the last day of the Plan Year in which the forfeiture occurs, be used to reduce the future contribution obligations of the Employers.

          (c)          In the event a former Participant who had received a distribution from the Plan is rehired, he shall repay the amount of his distribution before the earlier of 5 years after the date of his rehire by the Employer, or the close of the first period of 5 consecutive Breaks commencing after the withdrawal, in order for any forfeited amounts to be restored to him.

ARTICLE VIII

EMPLOYEE STOCK OWNERSHIP PROVISIONS

8.1          Right to Demand Employer Securities.

          A Participant entitled to a distribution from his Employee Stock Ownership Account shall be entitled to demand that his interest in the Employee Stock Ownership Account be distributed to him in the form of Employer Securities, all subject to Section 9.9. The Administrator shall notify the Participant of his right to demand distribution of his Account balance entirely in whole shares of Employer Securities (with the value of any fractional share paid in cash). However, if the charter or by-laws of the Employer restrict ownership of substantially all of the outstanding Employer Securities to Employees and the Fund, then the distribution of a Participant's Account shall be made entirely in the form of cash or other property, and the Participant is not entitled to a distribution in the form of Employer Securities.

8.2          Voting Rights.

          Each Participant with an Employee Stock Ownership Account shall be entitled to direct the Trustee as to the manner in which the Employer Securities in such account are to be voted. Employer Securities held in the Employee Stock Ownership Suspense Account or the Exempt Loan Suspense Account shall be voted by the Trustee on each issue with respect to which shareholders are entitled to vote in the manner directed by the majority of the Participants who directed the Trustee as to the manner of voting their shares in the Employee Stock Ownership Accounts with respect to such issue. Prior to the initial allocation of shares, the Trustee shall be entitled to vote the shares in the Exempt Loan Suspense Account without prior direction from the Participants or the Administrator. In the event that a Participant fails to give timely voting instructions to the Trustee with respect to the voting of Employer Securities that are allocated to his Employee Stock Ownership Account, the Trustee shall vote such shares in such manner as directed by the Administrator.

8.3          Nondiscrimination in Employee Stock Ownership Contribution.

          In the event that the amount of the Employee Stock Ownership Contribution that would be required in any Plan Year to make the scheduled payments on an Exempt Loan would exceed the amount that would otherwise be deductible by the Employer for such Plan Year under Code Section 404, then no more than one-third of the Employee Stock Ownership Contribution for the Plan Year, which is also the Employer's taxable year, shall be allocated to Highly Compensated Employees.

8.4          Dividends.

          (a)          Dividends paid with respect to Employer Securities credited to a Participant's Employee Stock Ownership Account as of the record date for the dividend payment may be allocated to the Participant's Employee Stock Ownership Account, paid in cash to the Participant, or used by the Trustee to make payments on an Exempt Loan, pursuant to the direction of the Administrator.

          (b)          If the Administrator shall direct that the aforesaid dividends shall be paid directly to Participants, the dividends paid with respect to such Employer Securities shall be paid to the Plan, from which dividend distributions in cash shall be made to the Participants with respect to the Employer Securities in their Employee Stock Ownership Accounts within 90 days of the close of the Plan Year in which the dividends were paid.

          (c)          If the Administrator permits, then Participants shall be able to elect, in accordance with regulations or other guidance, to have the dividends paid and allocable to the Participant's Account either (i) distributed to the Participant (or his Beneficiary) no later than 90 days after close of the Plan Year in which the dividend is paid (reduced by any investment losses occurring from when the dividend is paid to the Plan to when it is distributed to the Participant), or (ii) retained in the Participant's Employee Stock Ownership Account under the Plan to be invested in Employer Securities.

          (d)          If dividends on Employer Securities already allocated to Participants' Employee Stock Ownership Accounts are used to make payments on an Exempt Loan, the Employer Securities which are released from the Exempt Loan Suspense Account shall first be allocated to each Employee Stock Ownership Account in an amount equal to the amount of dividends that would have been allocated to such Employee Stock Ownership Account if the dividends had not been used to make payments on an Exempt Loan, and the remaining Employer Securities (if any) which are released shall be allocated in the proportion that the value of each Employee Stock Ownership Account bears to the value of all such Accounts, all in accordance with Section 404(k) of the Code.

          (e)          Dividends on Employer Securities obtained pursuant to an Exempt Loan and still held in the Exempt Loan Suspense Account may be used to make payments on an Exempt Loan, as described in Section 8.6.

8.5          Exempt Loans.

          (a)          The Sponsor may direct the Trustee to obtain Exempt Loans. The Exempt Loan may take the form of (i) a loan from a bank or other commercial lender to purchase Employer Securities (ii) a loan from the Employer to the Plan; or (iii) an installment sale of Employer Securities to the Plan. The proceeds of any such Exempt Loan shall be used, within a reasonable time after the Exempt Loan is obtained, only to purchase Employer Securities, repay the Exempt Loan, or repay any prior Exempt Loan. Any such Exempt Loan shall provide for no more than a reasonable rate of interest and shall be without recourse against the Plan. The number of years to maturity under the Exempt Loan must be definitely ascertainable at all times. The only assets of the Plan that may be given as collateral for an Exempt Loan are Financed Shares acquired with the proceeds of the Exempt Loan and Financed Shares that were used as collateral for a prior Exempt Loan repaid with the proceeds of the current Exempt Loan. Such Financed Shares so pledged shall be placed in an Exempt Loan Suspense Account. No person or institution entitled to payment under an Exempt Loan shall have recourse against Trust assets other than the Financed Shares, the Employer Stock Ownership Contribution (other than contributions of Employer Securities) that is available under the Plan to meet obligations under the Exempt Loan, and earnings attributable to such Financed Shares and the investment of such contribution. Any Employee Stock Ownership Contribution paid during the Plan Year in which an Exempt Loan is made (whether before or after the date the proceeds of the Exempt Loan are received), any Employee Stock Ownership Contribution paid thereafter until the Exempt Loan has been repaid in full, and all earnings from investment of such Employee Stock Ownership Contribution, without regard to whether any such Employee Stock Ownership Contribution and earnings have been allocated to Participants' Employee Stock Ownership Accounts, shall be available to meet obligations under the Exempt Loan as such obligations accrue, or prior to the time such obligations accrue, unless otherwise provided by the Employer at the time any such contribution is made. Any pledge of Employer Securities shall provide for the release of Financed Shares upon the payment of any portion of the Exempt Loan.

          (b)          For each Plan Year during the duration of the Exempt Loan, the number of Financed Shares released from such pledge shall equal the number of Financed Shares held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the sum of principal and interest paid in such Plan Year. The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future years. Such years will be determined without taking into account any possible extension or renewal periods. If interest on any Exempt Loan is variable, the interest to be paid in future years under the Exempt Loan shall be computed by using the interest rate applicable as of the end of the Plan Year.

          (c)          Notwithstanding the foregoing, the Trustee may obtain an Exempt Loan pursuant to the terms of which the number of Financed Shares to be released from encumbrance shall be determined with reference to principal payments only. In the event that such an Exempt Loan is obtained, annual payments of principal and interest shall be at a cumulative rate that is not less rapid at any time than level payments of such amounts for not more than 10 years. The amount of interest in any such annual loan repayment shall be disregarded only to the extent that it would be determined to be interest under standard loan amortization tables. The requirement set forth in the preceding sentence shall not be applicable from the time that, by reason of a renewal, extension, or refinancing, the sum of the expired duration of the Exempt Loan, the renewal period, the extension period, and the duration of a new Exempt Loan exceeds 10 years.

8.6          Exempt Loan Payments.

          (a)          Payments of principal and interest on any Exempt Loan during a Plan Year shall be made by the Trustee (as directed by the Administrator) only from (1) the Employee Stock Ownership Contribution to the Fund made to meet the Plan's obligation under an Exempt Loan (other than contributions of Employer Securities) and from any earnings attributable to Financed Shares and investments of such contributions (both received during or prior to the Plan Year); (2) the proceeds of a subsequent Exempt Loan made to repay a prior Exempt Loan; and (3) the proceeds of the sale of any Financed Shares. Such contribution and earnings shall be accounted for separately by the Plan until the Exempt Loan is repaid.

          (b)          Employer Securities released from the Exempt Loan Suspense Account by reason of the payment of principal or interest on an Exempt Loan from amounts allocated to Participants' Employee Stock Ownership Accounts shall immediately upon payment be allocated as set forth in Section 5.5(c).

          (c)          The Employer shall contribute to the Fund sufficient amounts to enable the Trustee to pay principal and interest on any such Exempt Loans as they are due, provided, however, that no such contribution shall exceed the limitations in Section 5.6. In the event that such contributions by reason of the limitations in Section 5.6 are insufficient to enable the Trustee to pay principal and interest on such Exempt Loan as it is due, then upon the Trustee's request the Employer shall:

                    (1)          Make an Exempt Loan to the Fund in sufficient amounts to meet such principal and interest payments. Such new Exempt Loan shall be subordinated to the prior Exempt Loan. Employer Securities released from the pledge of the prior Exempt Loan shall be pledged as collateral to secure the new Exempt Loan. Such Employer Securities will be released from this new pledge and allocated to the Employee Stock Ownership Accounts of the Participants in accordance with the applicable provisions of the Plan;

                    (2)          Purchase any Financed Shares in an amount necessary to provide the Trustee with sufficient funds to meet the principal and interest repayments. Any such sale by the Plan shall meet the requirements of Section 408(e) of the Act; or

                    (3)          Any combination of the foregoing.

          However, the Employer shall not, pursuant to the provisions of this subsection, do, fail to do or cause to be done any act or thing which would result in a disqualification of the Plan as an employee stock ownership plan under Section 4975(e)(7) of the Code.

          (d) Except as provided in Section 8.1 above and notwithstanding any amendment to or termination of the Plan which causes it to cease to qualify as an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, or any repayment of an Exempt Loan, no shares of Employer Securities acquired with the proceeds of an Exempt Loan obtained by the Trust to purchase Employer Securities may be subject to a put, call or other option, or buy-sell or similar arrangement, while such shares are held by the Plan or when such shares are distributed from the Plan.

8.7          Put Option.

          In the event that the Employer Securities distributed to a Participant are not readily tradable on an established market, the Participant shall be entitled to require that the Employer repurchase the Employer Securities under a fair valuation formula, as provided by governmental regulations. The Participant or Beneficiary shall be entitled to exercise the put option described in the preceding sentence for a period of not more than 60 days following the date of distribution of Employer Securities to him. If the put option is not exercised within such 60-day period, the Participant or Beneficiary may exercise the put option during an additional period of not more than 60 days after the beginning of the first day of the first Plan Year following the Plan Year in which the first put option period occurred, all as provided in regulations promulgated by the Secretary of the Treasury.

          If a Participant exercises the foregoing put option with respect to Employer Securities that were distributed as part of a total distribution pursuant to which a Participant's Employee Stock Ownership Account is distributed to him in a single taxable year, the Employer or the Plan may elect to pay the purchase price of the Employer Securities over a period not to exceed 5 years. Such payments shall be made in substantially equal installments not less frequently than annually over a period beginning not later than 30 days after the exercise of the put option. Reasonable interest shall be paid to the Participant with respect to the unpaid balance of the purchase price, and adequate security shall be provided with respect thereto. In the event that a Participant exercises a put option with respect to Employer Securities that are distributed as part of an installment distribution, if permissible under Section 9.5, the amount to be paid for such securities shall be paid not later than 30 days after the exercise of the put option.

8.8          Diversification Requirements.

          Each Participant who has completed at least 10 years of participation in the employee stock ownership portion of the Plan and has attained age 55 may elect within 90 days after the close of each Plan Year during his "qualified election period" to direct the Plan as to the investment of at least 25 percent of his Employee Stock Ownership Account (to the extent such percentage exceeds the amount to which a prior election under this Section 8.8 had been made). For purposes of this Section 8.8, the term "qualified election period" shall mean the 5-Plan-Year period beginning with the Plan Year after the Plan Year in which the Participant attains age 55 (or, if later, beginning with the Plan Year after the first Plan Year in which the Employee first completes at least 10 years of participation in the employee stock ownership portion of the Plan). In the case of an Employee who has attained age 60 and completed 10 years of participation in the prior Plan Year and in the case of the election year in which any other Participant who has met the minimum age and service requirements for diversification can make his last election hereunder, he shall be entitled to direct the Plan as to the investment of at least 50 percent of his Employee Stock Ownership Account (to the extent such percentage exceeds the amount to which a prior election under this Section 8.8 had been made). The Plan shall make available at least 3 investment options (chosen by the Administrator in accordance with regulations prescribed by the Department of Treasury) to each Participant making an election hereunder. The Plan shall be deemed to have met the requirements of this Section if the portion of the Participant's Employee Stock Ownership Account covered by the election hereunder is distributed to the Participant or his designated Beneficiary within 90 days after the period during which the election may be made. In the absence of such a distribution, the Trustee shall implement the Participant's election within 90 days following the expiration of the qualified election period. Notwithstanding the foregoing, if the fair market value of the Employer Securities allocated to the Employee Stock Ownership Account of a Participant otherwise entitled to diversify hereunder is $500 or less as of the Valuation Date immediately preceding the first day of any election period, then such Participant shall not be entitled to an election under this Section 8.8 for that qualified election period.

8.9          Independent Appraiser.

          An independent appraiser meeting the requirements of the regulations promulgated under Code Section 170(a)(1) shall value the Employer Securities in those Plan Years when such securities are not readily tradable on an established securities market.

8.10          Nonterminable Rights.

          The provisions of this Article VIII shall continue to be applicable to Employer Securities held by the Trustee, whether or not allocated to Participants' and Former Participants' Accounts, even if the Plan ceases to be an employee stock ownership plan, as defined in Section 4975(e)(7) of the Code.

ARTICLE IX

PAYMENTS AND DISTRIBUTIONS

9.1          Payments on Termination of Service - In General.

          All benefits provided under this Plan shall be funded by the value of a Participant's Account in the Plan. As soon as practicable after a Participant's Retirement, Disability, death or other termination of Service, the Administrator shall ascertain the value of his vested Account, as provided in Article V, and the Administrator shall hold or dispose of the same in accordance with the following provisions of this Article IX.

9.2          Commencement of Payments.

          (a)          Distributions upon Retirement, Disability or Death. Upon a Participant's Retirement, Disability or death, payment of benefits under this Plan shall, unless the Participant otherwise elects (in accordance with Section 9.3), commence as soon as practicable after the Valuation Date next following the date of the Participant's Retirement, Disability or death.

          (b)          Distribution following Termination of Service. Unless a Participant elects otherwise, if a Participant terminates Service prior to Retirement, Disability or death, he shall be accorded an opportunity to commence receipt of benefits as soon as practicable after the Valuation Date next following the date of his termination of Service. A Participant who terminates Service with an Account balance shall be entitled to receive from the Administrator a statement of his benefits. In the event that a Participant elects not to commence receipt of distribution in accordance with this Section 9.2(b) after the Participant incurs a Break, the Administrator may transfer his vested Account balance to a distribution account. If a Participant's vested Account balance does not exceed $5,000 ($3,500 prior to May 20, 1999), the Plan Administrator shall distribute his Account balance as soon as administratively feasible without the consent of the Participant or his spouse. For distributions occurring on or after January 1, 2002, the preceding sentence shall be applied without regard to the value of a Participant's Rollover Account.

          (c)          Distribution of Accounts Greater Than $5,000. If the value of a Participant's vested Account balance exceeds $5,000 ($3,500 prior to May 20, 1999), and the vested Account balance is immediately distributable, the Participant must consent to any distribution of such vested Account balance. For distributions occurring on or after January 1, 2002, the preceding sentence shall be applied without regard to the value of a Participant's Rollover Account. The Plan Administrator shall notify the Participant of the right to defer any distribution until the Participant's vested Account balance is no longer immediately distributable. The consent of the Participant shall not be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415.

9.3          Mandatory Commencement of Benefits.

          (a)          Unless a Participant elects otherwise, in writing, distribution of benefits will begin no later than the 60th day after the latest to occur of the close of the Plan Year in which (i) the Participant attains age 65, (ii) the tenth anniversary of the Plan Year in which the Participant commenced participation, or (iii) the Participant terminates Service with the Employer and all Related Employers.

          (b)          As of the first distribution calendar year, distributions, if not made in a lump sum, may be made only over one of the following periods (or a combination thereof):

                    (i)          the life of the Participant,

                    (ii)          the life of the Participant and the designated Beneficiary,

                    (iii)          a period certain not extending beyond the life expectancy of the Participant, or

                    (iv)          a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

          (c)          If the Participant's interest is to be distributed in other than a lump sum, the following minimum distribution rules shall apply on or after the required beginning date:

                     (i)          If a Participant's benefit is to be distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary or (2) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                     (ii)          For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year, shall not be less than the quotient obtained by dividing the Participant's Account balance by the lesser of (1) the applicable life expectancy, or (2) if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the Proposed Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in subsection (iii) of Section 9.3(b) above as the relevant divisor without regard to Proposed Regulations section 1.401(a)(9)-2.

                    (iii)          The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, must be made on or before December 31 of the distribution calendar year.

          (d)          If a Participant dies after a distribution has commenced in accordance with Section 9.3(b) but before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed to his Beneficiary at least as rapidly as under the method of distribution in effect as of the date of his death.

          (e)          If a Participant shall die before the distribution of his Account balance has begun, the entire Account balance shall be distributed by December 31 of the calendar year containing the fifth anniversary of the death of the Participant, except in the following events:

                    (i)          If any portion of the Participant's Account balance is payable to (or for the benefit of) a designated Beneficiary over a period not extending beyond the life expectancy of such Beneficiary and such distributions begin not later than December 31 of the calendar year immediately following the calendar year in which the Participant died; or

                    (ii)          If any portion of the Participant's Account balance is payable to (or for the benefit of) the Participant's spouse over a period not extending beyond the life expectancy of such spouse and such distributions begin no later than December 31 of the calendar year in which the Participant would have attained age 70-1/2.

          If the Participant has not made a distribution election by the time of his death, the Participant's designated Beneficiary shall elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Article or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (f)          For purposes of this Article, the life expectancy of a Participant and his spouse may be redetermined but not more frequently than annually. The life expectancy (or joint and last survivor expectancy) shall be calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated, such succeeding calendar year. Unless otherwise elected by the Participant (or his spouse, if applicable) by the time distributions are required to begin, life expectancies shall be recalculated annually. Any election not to recalculate shall be irrevocable and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

          (g)          For purposes of Section 9.3(b) and 9.3(e), any amount paid to a child shall be treated as if it had been paid to a surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority (or other designated event permitted under regulations).

          (h)          For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to this Article.

          (i)          The Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) of the Code that were proposed in January, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of the final regulations under section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

          (j)          If a Participant's benefits have commenced to be paid under this Section 9.3, but are no longer required to be distributed on account of the change in the definition of the Required Beginning Date pursuant to Section 9.4, then such distributions may be ceased. The manner and timing of the cessation of such mandatory distributions shall be determined under the final regulations under Section 401(a)(9) of the Code or as specified in guidance published by the Internal Revenue Service.

9.4          Required Beginning Dates.

          (a)          General Rule. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2. Effective May 19,1999, the required beginning date of a Participant who is not a 5-percent owner shall be April 1 of the calendar year following the later of either: (i) the calendar year in which the Participant attains age 70-1/2, or (ii) the calendar year in which the Participant retires.

          (b)          5-percent Owner. A Participant is treated as a 5-percent owner for purposes of this section if such Participant is a 5-percent owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent Plan Year. Once distributions have begun to a 5-percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

9.5          Form of Payment.

          (a)          Each Participant's Account balance shall be distributed in one of the following methods, as the Participant shall designate on a form provided by the Administrator:

                    (1) A lump sum payment; provided, however, that the Administrator may not distribute a lump sum when the present value of a Participant's total Account balance is in excess of $5,000 without the Participant's consent. This form of payment shall be the normal form of distribution.

                    (2)          Substantially equal monthly, quarterly, semi-annual or annual installments for a term certain but not to exceed, in any event, the life expectancy of the Participant or the joint life expectancies of the Participant and his spouse, if any, determined as of the date that payment of benefits commences. Notwithstanding the foregoing, in the event that a Participant elects to receive installment payments, the Participant must receive at least a minimum distribution for each year during the installment period starting with the year that required distributions must commence pursuant to Section 9.4, calculated according to Sections 1.409-2(b)(6)(iii)-(vi) of the Treasury Regulations (as the same may be amended, or any successor regulation). In determining the quotient described in Section 1.409-2(b)(6)(v) of the Treasury Regulations for purposes of distributions that must commence not later than the close of the taxable year in which the Participant retires, the taxable year in which the Participant retires shall be substituted for the taxable year in which the Participant attains age 70-1/2 and the age the Participant has attained (counted in whole years) on the date the Participant retires shall be substituted for age 70.

          If distribution is made in the form of installments, the Participant's Accounts may be transferred to separate distribution accounts in his name, and the Trustee may, but shall not be required to, segregate the Participant's distribution account that is not invested in Employer Securities and invest and reinvest any such amount so segregated in federally insured savings accounts, subject to Section 9.9.

          Effective June 1, 2002, except as required to satisfy the requirements of Section 9.3, all distributions under the Plan shall be in the form of a lump sum.

9.6          Payments Upon Termination of Plan.

          Upon termination of this Plan pursuant to Sections 13.2, 13.4, 13.5 or 13.6, the Administrator shall continue to perform its duties and the Trustee shall make all payments upon the following terms, conditions and provisions: The Account balance of each affected Participant and Former Participant shall continue to be fully vested and nonforfeitable; the Account balance of all Participants and Former Participants shall be determined within 60 days after such termination, and the Administrator shall have the same powers to direct the Trustee in making payments as contained in Sections 9.1 and 13.5.

9.7          Distributions Pursuant to Qualified Domestic Relations Orders.

          Upon receipt of a domestic relations order, the Administrator shall promptly notify the Participant and any alternate payee of receipt of the order and the Plan's procedure for determining whether the order is a Qualified Domestic Relations Order. While the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined, if the benefits would otherwise be paid, the Administrator shall segregate in a separate account in the Plan the amounts that would be payable to the alternate payee during such period if the order were a Qualified Domestic Relations Order. If within 18 months the order is determined to be a Qualified Domestic Relations Order, the amounts so segregated, along with the interest or investment earnings attributable thereto, shall be paid to the alternate payee. Alternatively, if within 18 months, it is determined that the order is not a Qualified Domestic Relations Order or if the issue is still unresolved, the amounts segregated under this Section 9.7, with the earnings attributable thereto, shall be paid to the Participant or Beneficiary who would have been entitled to such amounts if there had been no order. The determination as to whether the order is qualified shall be applied prospectively. Thus, if the Administrator determines that the order is a Qualified Domestic Relations Order after the 18-month period, the Plan shall not be liable for payments to the alternative payee for the period before the order is determined to be a Qualified Domestic Relations Order. As soon as the order is determined to be a Qualified Domestic Relations Order, and if the order provides for the distribution of assets prior to the termination of the employment of the Participant or attainment by the Participant of his Early Retirement Date, the Administrator shall, as soon as administratively feasible, make distribution to the alternate payee in accordance with the terms of such order. Such a distribution is a form of benefit explicitly provided for under this Plan and shall not violate Section 414(p)(3) of the Code and shall be deemed consistent with Section 414(p)(10) of the Code.

9.8          Cash-Out Distributions.

          If a Participant receives a distribution of his entire Account balance because of the termination of his participation in the Plan, the Plan shall disregard a Participant's Service with respect to which such cash-out distribution shall have been made, in computing his Account balance in the event that a Former Participant shall again become an Employee and become eligible to participate in the Plan. Such a distribution shall be deemed to be made on termination of participation in the Plan if it is made not later than the close of the second Plan Year following the Plan Year in which such termination occurs.

9.9          ESOP Distribution Rules.

          Notwithstanding any provision of this Article IX to the contrary, the distribution of a Participant's Employee Stock Ownership Account (unless the Participant elects otherwise in writing) shall commence as soon as administratively feasible as of the first Valuation Date coincident with or next following his death, Disability or termination of Service, but not later than 1 year after the close of the Plan Year in which the Participant separates from Service by reason of the attainment of his Normal Retirement Date, Disability, death or separation from Service. As of the close of the Plan Year in which a Participant separates from Service, the Employer Securities allocated to such Participant's Employee Stock Ownership Account shall be segregated for investment purposes and on the books and records of the Plan. Such a Participant shall be credited with the Employer Securities allocated to his Employee Stock Ownership Account as of the aforesaid date and shall remain so credited until the commencement of distributions to him. In addition, all distributions hereunder shall, to the extent that the Participant's Account is invested in Employer Securities, be made in the form of Employer Securities or cash, or a combination of Employer Securities and cash, in the discretion of the Administrator, subject to the Participant's right to demand Employer Securities in accordance with Section 8.1. Fractional shares, however, may be distributed in the form of cash.

9.10          Withdrawals on Account of Financial Hardship

          (a)          Immediate and Heavy Financial Need. A Participant may make a withdrawal from his or her 401(k) Contributions Account (other than that portion of his 401(k) Contributions Account attributable to income) in the event of an immediate and heavy financial need arising from:

                              (1)          expenses for medical care described in Section 213(d) previously incurred by the Participant, his or her spouse or any of his or her dependents (as defined in Code Section 152) or necessary for these persons to obtain such medical care;

                              (2)          costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

                              (3)          the payment of tuition and related educational fees and room and board expenses for the next 12 consecutive months of post-secondary education for the Participant or his or her spouse, children or dependents (as defined in Code Section 152); or

                              (4)          payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage on that principal residence.

The Administrator's determination of whether there is an immediate and heavy financial need as defined above shall be made solely on the basis of written evidence furnished by the Participant. Such evidence must also indicate the amount of such need.

          (b)          Distribution of Amount Necessary to Meet Need. As soon as practicable after the Administrator's determination that an immediate and heavy financial need exists with respect to the Participant and that the Participant has obtained all other distributions (other than hardship distributions) and all nontaxable loans currently available under the Plan and all other plans maintained by the Employer and all Related Employers, the Administrator will direct the Trustee to pay to the Participant the amount necessary to meet the need created by the hardship (but not in excess of the value of the Participant's Account, determined as of the Valuation Date immediately preceding the Administrator's determination). The amount necessary to meet the need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

          (c)          Effect of Hardship Distribution. If a Participant receives a hardship distribution from his or her 401(k) Contributions Account, then any 401(k) Contribution election, or any other cash-or-deferred or employee contribution election in effect with respect to the Participant under the Plan or any other plan maintained by the Employer or any Related Employer (including a stock purchase plan and any other plan set forth in Regs. Section 1.401(k)-1(d)(2)(iv)(B)(4)) shall be suspended for the 12 consecutive month period (6 consecutive month period, for hardship distributions occurring on or after January 1, 2002) beginning with the date the Participant receives the distribution, and the amount of the 401(k) Contribution made for the benefit of the Participant, together with any elective deferrals made on behalf of the Participant under any other plan maintained by the Employer or any Related Employer for the calendar year immediately following the calendar year of the hardship distribution shall not exceed the applicable limit under Section 402(g) for such next calendar year, less the amount of such contributions made on behalf of the Participant for the calendar year of the hardship distribution.

          (d)          Limitation of Withdrawable Amount. In the event that there is allocated to a Participant's Account a promissory note with respect to a loan made from the Plan, the maximum amount of cash that may be withdrawn from the Account prior to the Participant's separation from Service shall be determined without regard to the value of such note. In the event that a hardship distribution is made, a Participant's 401(k) Contribution shall be suspended for at least 12 consecutive months. At the election of such Participant, after such 12 consecutive month period shall have elapsed, such Participant shall be permitted to recommence 401(k) Contributions prospectively as of the first day of any following calendar month.

9.11          Direct Rollover.

          (a)          Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article IX, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "eligible rollover distribution" paid directly to an "eligible retirement plan" specified by the distributee in a "direct rollover."

          (b)          For purposes of this Section 9.11, an "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an "eligible rollover distribution" does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities). Effective January 1, 2000, the term "eligible rollover distribution" shall not include hardship distributions as defined in Section 401(k)(2)(B)(i)(IV) of the Code which are attributable to the Participant's 401(k) Contributions under Regulation Section 1.401(k)-1(d)(2)(iii).

          (c)          For purposes of this Section 9.11, an "eligible retirement plan" is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an "eligible rollover distribution" to the surviving spouse of a Participant, an "eligible retirement plan" is an individual retirement account or individual retirement annuity. Effective for distributions occurring on or after January 1, 2002, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

          (d)          For purposes of this Section 9.11, a distributee includes a Participant or Former Participant. In addition, the Participant's or Former Participant's surviving spouse and the Participant's or Former Participant's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order are "distributees" with regard to the Participant's or Former Participant's Account balance.

          (e)          For purposes of this Section 9.11, a "direct rollover" is a payment by the Plan to the "eligible retirement plan" specified by the distributee.

9.12          Limitations on Distributions from 401(k) Contributions Account.

          Any amount credited to a Participant's 401(k) Contributions Account shall not be distributed before the occurrence of any one of the following events:

          (a) The Employee's Retirement, death, Disability, or separation from Service (severance from employment, for distributions occurring on or after January 1, 2002);

          (b) The Employee's attainment of age 59-1/2 or the Employee's financial hardship, as set forth in Section 9.10; or

          (c) The termination of the Plan.

9.13          Waiver of 30-day Notice.

          If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

9.14          Re-employed Veterans.

          Notwithstanding any provision of the Plan to the contrary, contributions, benefits, Plan loan repayment suspensions and Service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

9.15          Share Legend.

          Employer Securities held or distributed by the Trustee may include such legend restrictions on transferability as the Employer may reasonably require in order to assure compliance with applicable Federal and State securities and other laws.

ARTICLE X

PROVISIONS RELATING TO TOP-HEAVY PLANS

10.1          Top-Heavy Rules to Control.

          Anything contained in this Plan to the contrary notwithstanding, if for any Plan Year the Plan is a top-heavy plan, as determined pursuant to Section 416 of the Code, then the Plan shall meet the requirements of this Article X for such Plan Year.

10.2          Top-Heavy Plan Definitions.

          Unless a different meaning is plainly implied by the context, the following terms as used in this Article X shall have the following meanings:

          (a)          "Accrued Benefit" shall mean the account balances or accrued benefits of an Employee, calculated pursuant to Section 10.3.

          (b)          "Determination Date" shall mean, with respect to any particular Plan Year of this Plan, the last day of the preceding Plan Year (or, in the case of the first Plan Year of the Plan, the last day of the first Plan Year). In addition, the term "Determination Date" shall mean, with respect to any particular plan year of any plan (other than this Plan) in a Required Aggregation Group or a Permissive Aggregation Group, the last day of the plan year of such plan which falls within the same calendar year as the Determination Date for this Plan.

          (c)          "Employer" shall mean the Employer (as defined in Section 1.1(u)) and any entity which is (1) a member of a controlled group including such Employer, while it is a member of such controlled group (within the meaning of Section 414(b) of the Code), (2) in a group of trades or businesses under common control with such Employer, while it is under common control (within the meaning of Section 414(c) of the Code), and (3) a member of an affiliated service group including such Employer, while it is a member of such affiliated service group (within the meaning of Section 414(m) of the Code).

          (d)          "Key Employee" shall mean any Employee or former Employee (or any Beneficiary of such Employee or former Employee, as the case may be) who, at any time during the Plan Year or during the 4 immediately preceding Plan Years, is one of the following:

                    (1) An officer of the Employer who has compensation greater than 50% of the amount in effect under Code 415(b)(1)(A) for the Plan Year; provided, however, that no more than 50 Employees (or, if lesser, the greater of 3 or 10% of the Employees) shall be deemed officers;

                    (2) One of the 10 Employees having annual compensation (as defined in Section 415 of the Code) in excess of the limitation in effect under Section 415(c)(1)(A) of the Code, and owning (or considered as owning, within the meaning of Section 318 of the Code) the largest interests in the Employer;

                    (3) Any Employee owning (or considered as owning, within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer; or

                    (4) Any Employee having annual compensation (as defined in Section 415 of the Code) of more than $150,000 and who would be described in Section 10.2(d)(3) if "1%" were substituted for "5%" wherever the latter percentage appears.

          For purposes of applying Section 318 of the Code to the provisions of this Section 10.2(d), Section 318(a)(2)(C) of the Code shall be applied by substituting "5%" for "50%" wherever the latter percentage appears. In addition, for purposes of this Section 10.2(d), the provisions of Section 414(b), (c) and (m) shall not apply in determining ownership interests in the Employer. However, for purposes of determining whether an individual has compensation in excess of $150,000, or whether an individual is a Key Employee under Section 10.2(d)(1) and (2), compensation from each entity required to be aggregated under Sections 414(b), (c) and (m) of the Code shall be taken into account. Notwithstanding anything contained herein to the contrary, all determinations as to whether a person is or is not a Key Employee shall be resolved by reference to Section 416 of the Code and any rules and regulations promulgated thereunder.

          Effective for Plan Years commencing on or after January 1, 2002, the term "Key Employee" shall mean any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

          (e)          "Non-Key Employee" shall mean any Employee or former Employee (or any Beneficiary of such Employee or former Employee, as the case may be) who is not considered to be a Key Employee with respect to this Plan.

          (f)          "Permissive Aggregation Group" shall mean all plans in the Required Aggregation Group and any other plans maintained by the Employer which satisfy Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group.

          (g)          "Required Aggregation Group" shall mean each plan (including any terminated plan) of the Employer in which a Key Employee is (or in the case of a terminated plan, had been) a Participant in the Plan Year containing the Determination Date or any of the 4 preceding Plan Years, and each other plan of the Employer which enables any plan of the Employer in which a Key Employee is a Participant to meet the requirements of Sections 401(a)(4) and 410 of the Code.

10.3          Calculation of Accrued Benefits.

          (a)          An Employee's Accrued Benefit shall be equal to:

                    (1)          With respect to this Plan or any other defined contribution plan (other than a defined contribution pension plan) in a Required Aggregation Group or a Permissive Aggregation Group, the Employee's account balances under the respective plan, determined as of the most recent plan valuation date within a 12-month period ending on the Determination Date, including contributions actually made after the valuation date but before the Determination Date (and, in the first plan year of a plan, also including any contributions made after the Determination Date which are allocated as of a date in the first plan year).

                    (2)          With respect to any defined contribution pension plan in a Required Aggregation Group or a Permissive Aggregation Group, the Employee's account balances under the plan, determined as of the most recent plan valuation date within a 12-month period ending on the Determination Date, including contributions which have not actually been made, but which are due to be made as of the Determination Date.

                    (3)          With respect to any defined benefit plan in a Required Aggregation Group or a Permissive Aggregation Group, the present value of the Employee's accrued benefits under the plan, determined as of the most recent plan valuation date within a 12-month period ending on the Determination Date, pursuant to the actuarial assumptions used by such plan, and calculated as if the Employee terminated Service under such plan as of the valuation date (except that, in the first plan year of a plan, a current Participant's estimated Accrued Benefit as of the Determination Date shall be taken into account).

                    (4)          If any individual has not performed services for the Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date, any Accrued Benefit for such individual shall not be taken into account. Effective for Plan Years commencing on or after January 1, 2002, the Accrued Benefits of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period".

          (b)          The Accrued Benefit of any Employee shall be further adjusted as follows:

                    (1)          The Accrued Benefit shall be calculated to include all amounts attributable to both Employer and Employee contributions, but shall exclude amounts attributable to voluntary deductible Employee contributions, if any.

                    (2)          The Accrued Benefit shall be increased by the aggregate distributions made with respect to an Employee under the plan or plans, as the case may be, during the 5-year period ending on the Determination Date.

                    (3)          Rollover and direct plan-to-plan transfers shall be taken into account as follows:

                              (A)          If the transfer is initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another unrelated employer, the transferring plan shall continue to count the amount transferred;

                              (B)          If the transfer is not initiated by the Employee or is made between plans maintained by related employers, the transferring plan shall no longer count the amount transferred; the receiving plan shall count the amount transferred.

          (c)          If any individual has not performed services for the Employer at any time during the 5-year period ending on the Determination Date, any Accrued Benefit for such individual (and the account of such individual) shall not be taken into account.

10.4          Determination of Top-Heavy Status.

          This Plan shall be considered to be a top-heavy plan for any Plan Year if, as of the Determination Date, the value of the Accrued Benefits of Key Employees exceeds 60% of the value of the Accrued Benefits of all eligible Employees under the Plan. Notwithstanding the foregoing, if the Employer maintains any other qualified plan, the determination of whether this Plan is top-heavy shall be made after aggregating all other plans of the Employer in the Required Aggregation Group and, if desired by the Employer as a means of avoiding top-heavy status, after aggregating any other plan of the Employer in the Permissive Aggregation Group. If the required Aggregation

Group is top-heavy, then each plan contained in such group shall be deemed to be top-heavy, notwithstanding that any particular plan in such group would not otherwise be deemed to be top-heavy. Conversely, if the Permissive Aggregation Group is not top-heavy, then no plan contained in such group shall be deemed to be top-heavy, notwithstanding that any particular plan in such group would otherwise be deemed to be top-heavy. In no event shall a plan included in a top-heavy Permissive Aggregation Group be deemed a top-heavy plan unless such plan is also included in a top-heavy Required Aggregation Group.

10.5          Determination of Super Top-Heavy Status.

          The Plan shall be considered to be a super top-heavy plan if, as of the Determination Date, the Plan would meet the test specified in Section 10.4 above for classification as a top-heavy plan, except that "90%" shall be substituted for "60%" whenever the latter percentage appears.

10.6          Minimum Contribution.

          (a)          For any Plan Year in which the Plan is top-heavy, each Non-Key Employee who has met the age and service requirements, if any, contained in the Plan, shall be entitled to a minimum contribution (which may include forfeitures otherwise allocable) equal to a percentage of such Non-Key Employee's compensation (as defined in Section 415 of the Code) as follows:

                    (1)          If the Non-Key Employee is not covered by a defined benefit plan maintained by the Employer, then the minimum contribution under this Plan shall be 3% of such Non-Key Employee's compensation.

                    (2)          If the Non-Key Employee is covered by a defined benefit plan maintained by the Employer, then the minimum contribution under this Plan shall be 5% of such Non-Key Employee's compensation.

          (b)          Notwithstanding the foregoing, the minimum contribution otherwise allocable to a Non-Key Employee under this Plan shall be reduced in the following circumstances:

                    (1)          The percentage minimum contribution required under this Plan shall in no event exceed the percentage contribution made for the Key Employee for whom such percentage is the highest for the Plan Year after taking into account contributions under other defined contribution plans in this Plan's Required Aggregation Group; provided, however, that this Section 10.7(b)(1) shall not apply if this Plan is included in a Required Aggregation Group and this Plan enables a defined benefit plan in such Required Aggregation Group to meet the requirements of Section 401(a)(4) or 410 of the Code.

                    (2)          No minimum contribution shall be required (or the minimum contribution shall be reduced, as the case may be) for a Non-Key Employee under this Plan for any Plan Year if the Employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made on account of such Plan Year, in whole or in part, on behalf of the Non-Key Employee, in accordance with Section 416(c) of the Code.

          (c)          For purposes of this Section 10.6, there shall be disregarded (1) any Employer contributions attributable to a salary reduction or similar arrangement, or (2) any Employer contributions to or any benefits under Chapter 21 of the Code (relating to the Federal Insurance Contributions Act), Title II of the Social Security Act, or any other federal or state law.

          (d)          For purposes of this Section 10.6, minimum contributions shall be required to be made on behalf of only those Non-Key Employees, as described in Section 10.7(a), who have not terminated Service as of the last day of the Plan Year. If a Non-Key Employee is otherwise entitled to receive a minimum contribution pursuant to this Section 10.6(d), the fact that such Non-Key Employee failed to complete 1,000 Hours of Service or failed to make any mandatory or elective contributions under this Plan, if any are so required, shall not preclude him from receiving such minimum contribution.

          (e)          Matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

10.7          Vesting.

          (a)          For any Plan Year in which the Plan is a top-heavy plan, a Participant's Account Balance (except for his 401(k) Contributions Account or any other Account that is subject to more rapid vesting) shall continue to vest according to the following schedule:

          Years of Service Completed Percentage Vested

                    Less than 3                                         0%
                    3 or more                                        100%

          (b)          For purposes of Section 10.6(a), the term "year of service" shall have the same meaning as Year of Vesting Service, and as modified by Section 3.2.

          (c)          If for any Plan Year the Plan becomes top-heavy and the vesting schedule set forth in Section 10.6(a) becomes effective, then, even if the Plan ceases to be top-heavy in any subsequent Plan Year, the vesting schedule set forth in Section 10.6(a) shall remain applicable with respect to any Participant who has completed 3 or more Years of Service.

10.8          Maximum Benefit Limitation.

          For any Plan Year in which the Plan is a top-heavy plan, Section 5.6(d)(1)(B)(i) and Section 5.6(d)(2)(B)(i) shall be read by substituting "1.0" for "1.25" wherever the latter figure appears. This Section 10.8 shall not apply for Limitation Years commencing on or after January 1, 2000.

ARTICLE XI

ADMINISTRATION

11.1          Appointment of Administrator.

          This Plan shall be administered by a committee consisting of up to 5 persons, whether or not Employees or Participants, who shall be appointed from time to time by the Board of Directors to serve at its pleasure. The Sponsor may require that each person appointed as an Administrator shall signify his acceptance by filing an acceptance with the Sponsor. The term "Administrator" as used in this Plan shall refer to the members of the committee, either individually or collectively, as appropriate. The authority to control and manage the operation and administration of the Plan is vested in the Administrator appointed by the Board of Directors. The Administrator shall have the rights, duties and obligations of an "administrator," as that term is defined in section 3(16)(A) of the Act, and of a "plan administrator," as that term is defined in Section 414(g) of the Code. In the event that the Sponsor shall elect not to appoint any individuals to constitute a committee to administer the Plan, the Sponsor shall serve as the Administrator hereunder.

11.2          Resignation or Removal of Administrator.

          An Administrator shall have the right to resign at any time by giving notice in writing, mailed or delivered to the Sponsor and to the Trustee. Any Administrator who was an employee of the Employer at the time of his appointment shall be deemed to have resigned as an Administrator upon his termination of Service. The Board of Directors may, in its discretion, remove any Administrator with or without cause, by giving notice in writing, mailed or delivered to the Administrator and to the Trustee.

11.3          Appointment of Successors: Terms of Office, Etc.

          Upon the death, resignation or removal of an Administrator, the Sponsor may appoint, by Board of Directors' resolution, a successor or successors. Notice of termination of an Administrator and notice of appointment of a successor shall be made by the Sponsor in writing, with copies mailed or delivered to the Trustee, and the successor shall have all the rights and privileges and all of the duties and obligations of the predecessor.

11.4          Powers and Duties of Administrator.

          The Administrator shall have the following duties and responsibilities in connection with the administration of this Plan:

          (a)          To promulgate and enforce such rules, regulations and procedures as shall be proper for the efficient administration of the Plan, such rules, regulations and procedures to apply uniformly to all Employees, Participants and Beneficiaries;

          (b)          To exercise discretion in determining all questions arising in the administration, interpretation and application of the Plan, including questions of eligibility and of the status and rights of Participants, Beneficiaries and any other persons hereunder;

          (c)          To decide any dispute arising hereunder strictly in accordance with the terms of the Plan; provided, however, that no Administrator shall participate in any matter involving any questions relating solely to his own participation or benefits under this Plan;

          (d)          To advise the Employer and the Trustee regarding the known future needs for funds to be available for distribution in order that the Trustee may establish investments accordingly;

          (e)          To correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan;

          (f)          To advise the Employer of the maximum deductible contribution to the Plan for each fiscal year;

          (g)          To direct the Trustee concerning all payments which shall be made out of the Fund pursuant to the provisions of this Plan;

          (h)          To advise the Trustee on all terminations of Service by Participants, unless the Employer has so notified the Trustee;

          (i)          To confer with the Trustee on the settling of any claims against the Fund;

          (j)          To make recommendations to the Board of Directors with respect to proposed amendments to the Plan and the Trust Agreement;

          (k)          To file all reports with government agencies, Employees and other parties as may be required by law, whether such reports are initially the obligation of the Employer, the Plan or the Trustee; and

          (l)          To have all such other powers as may be necessary to discharge its duties hereunder.

          Reasonable discretion is granted to the Administrator to interpret the Plan and to determine the benefits, rights and privileges of Participants, Beneficiaries or other persons affected by this Plan. The Administrator shall exercise reasonable discretion under the terms of this Plan and shall administer the Plan strictly in accordance with its terms, such administration to be exercised uniformly so that all persons similarly situated shall be similarly treated.

11.5          Action by Administrator.

          The Administrator may elect a Chairman and Secretary from among its members and may adopt rules for the conduct of its business. A majority of the members then serving shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Administrator shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by at least a majority of the members. All documents, instruments, orders, requests, directions, instructions and other papers shall be executed on behalf of the Administrator by either the Chairman or the Secretary of the Administrator, if any, or by any member or agent of the Administrator duly authorized to act on the Administrator's behalf.

11.6          Participation by Administrator.

          No member of the committee constituting the Administrator shall be precluded from becoming a Participant in the Plan if he would be otherwise eligible, but he shall not be entitled to vote or act upon matters or to sign any documents relating specifically to his own participation under the Plan, except when such matters or documents relate to benefits generally. If this disqualification results in the lack of a quorum, then the Board of Directors shall appoint a sufficient number of temporary members of the committee constituting the Administrator who shall serve for the sole purpose of determining such a question.

11.7          Agents.

          The Administrator may employ agents and provide for such clerical, legal, actuarial, accounting, medical, advisory or other services as it deems necessary to perform its duties under this Plan. The cost of such services and all other expenses incurred by the Administrator in connection with the administration of the Plan shall be paid from the Fund, unless paid by the Employer.

11.8          Allocation of Duties.

          The duties, powers and responsibilities reserved to the Administrator may be allocated among its members so long as such allocation is pursuant to written procedures adopted by the Administrator, in which case, except as may be required by the Act, no Administrator shall have any liability, with respect to any duties, powers or responsibilities not allocated to him, for the acts of omissions of any other Administrator.

11.9          Delegation of Duties.

          The Administrator may delegate any of its duties to any Employees of the Employer, to the Trustee with its consent, or to any other person or firm, provided that the Administrator shall prudently choose such agents and rely in good faith on their actions.

11.10          Administrator's Action Conclusive.

          Any action on matters within the authority of the Administrator shall be final and conclusive except as provided in Article XII.

11.11          Compensation and Expenses of Administrator.

          No Administrator who is receiving compensation from the Employer as a full-time employee, as a director or agent, shall be entitled to receive any compensation or fee for his services hereunder. Any other Administrator shall be entitled to receive such reasonable compensation for his services as an Administrator hereunder as may be mutually agreed upon between the Employer and such Administrator. Any such compensation shall be paid from the Fund, unless paid by the Employer. Each Administrator shall be entitled to reimbursement by the Employer for any reasonable and necessary expenditures incurred in the discharge of his duties.

11.12          Records and Reports.

          The Administrator shall maintain adequate records of its actions and proceedings in administering this Plan and shall file all reports and take all other actions as it deems appropriate in order to comply with the Act, the Code and governmental regulations issued thereunder.

11.13          Reports of Fund Open to Participants.

          The Administrator shall keep on file, in such form as it shall deem convenient and proper, all annual reports of the Fund received by the Administrator from the Trustee, and a statement of each Participant's interest in the Fund as from time to time determined. The annual reports of the Fund and the statement of his Account balance, as well as a complete copy of the Plan and the Trust Agreement and copies of annual reports to the Internal Revenue Service, shall be made available by the Administrator to the Employer for examination by each Participant during reasonable hours at the office of the Employer, provided, however, that the statement of a Participant's Account balance shall not be made available for examination by any other Participant.

11.14          Named Fiduciary.

          The Administrator is the named fiduciary for purposes of Section 402 of the Act and shall be the designated agent for receipt of service of process on behalf of the Plan. It shall use the care and diligence in the performance of its duties under this Plan that are required of fiduciaries under the Act. Nothing in this Plan shall preclude the Employer from purchasing liability insurance to protect the Administrator with respect to its duties under this Plan.

11.15          Information from Employer.

          The Employer shall promptly furnish all necessary information to the Administrator to permit it to perform its duties under this Plan. The Administrator shall be entitled to rely upon the accuracy and completeness of all information furnished to it by the Employer, unless it knows or should have known that such information is erroneous.

11.16          Reservation of Rights by Employer.

          Where rights are reserved in this Plan to the Employer, such rights shall be exercised only by action of the Board of Directors, except where the Board of Directors, by written resolution, delegates any such rights to one or more officers of the Employer or to the Administrator. Subject to the rights reserved to the Board of Directors acting on behalf of the Employer as set forth in this Plan, no member of the Board of Directors shall have any duties or responsibilities under this Plan, except to the extent he shall be acting in the capacity of an Administrator or Trustee.

11.17          Liability and Indemnification.

          (a)          To the extent not prohibited by the Act, the Administrator shall not be responsible in any way for any action or omission of the Employer, the Trustee or any other person in the performance of their duties and obligations set forth in this Plan and in the Trust Agreement. To the extent not prohibited by the Act, the Administrator shall also not be responsible for any act or omission of any of its agents, or with respect to reliance upon advice of its counsel (whether or not such counsel is also counsel to the Employer or the Trustee), provided that such agents or counsel were prudently chosen by the Administrator and that the Administrator relied in good faith upon the action of such agent or the advice of such counsel.

          (b)          The Administrator shall not be relieved from responsibility or liability for any responsibility, obligation or duty imposed upon it under this Plan or under the Act. Except for its own gross negligence, willful misconduct or willful breach of the terms of this Plan, the Administrator shall be indemnified and held harmless by the Employer against liability or losses occurring by reason of any act or omission of the Administrator to the extent that such indemnification does not violate the Act or any other federal or state laws.

11.18          Service as Trustee and Administrator.

          Nothing in this Plan shall prevent one or more Trustees from serving as Administrator under this Plan.

ARTICLE XII

CLAIMS PROCEDURE

12.1          Notice of Denial.

          If a Participant or his Beneficiary is denied any benefits under this Plan, either in whole or in part, the Administrator shall advise the claimant in writing of the amount of his benefit, if any, and the specific reasons for the denial. The Administrator shall also furnish the claimant at that time with a written notice containing:

          (a)          A specific reference to pertinent Plan provisions;

          (b)          A description of any additional material or information necessary for the claimant to perfect his claim, if possible, and an explanation of why such material or information is needed; and

          (c)          An explanation of the Plan's claim review procedure.

12.2          Right to Reconsideration.

          Within 60 days of receipt of the information described in 12.1 above, the claimant shall, if he desires further review, file a written request for reconsideration with the Administrator.

12.3          Review of Documents.

          So long as the claimant's request for review is pending (including the 60-day period described in Section 12.2 above), the claimant or his duly authorized representative may review pertinent Plan documents and the Trust Agreement (and any pertinent related documents) and may submit issues and comments in writing to the Administrator.

12.4          Decision by Administrator.

          A final and binding decision shall be made by the Administrator within 60 days of the filing by the claimant of his request for reconsideration; provided, however, that if the Administrator feels that a hearing with the claimant or his representative present is necessary or desirable, this period shall be extended an additional 60 days.

12.5          Notice by Administrator.

          The Administrator's decision shall be conveyed to the claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based. The Administrator's decision shall be binding and conclusive with respect to all persons interested therein unless the Administrator has no reasonable basis for its decision.

ARTICLE XIII

AMENDMENTS, TERMINATION AND MERGER

13.1          Amendments.

          The Sponsor, by action of the Board of Directors, reserves the right at any time and from time to time, for any reason and retroactively if deemed necessary or appropriate by it, to the extent permissible under law, to conform with governmental regulations or other policies, to amend in whole or in part any or all of the provisions of this Plan, provided that:

          (a)          No amendment shall make it possible for any part of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries under the Trust Agreement, except to the extent provided in Section 4.11;

          (b)          No amendment may, directly or indirectly, reduce the vested portion of any Participant's Account balance as of the effective date of the amendment or change the vesting schedule with respect to the future accrual of Employer contributions for any Participants unless each Participant with 3 or more years of service is permitted to elect to have the vesting schedule in effect before the amendment used to determine his vested benefit;

          (c)          No amendment may eliminate an optional form of benefit; and.

          (d)          No amendment may increase the duties of the Trustee without its consent.

          Amendments may be made in the form of Board of Directors' resolutions or separate written document. Copies of all amendments shall be delivered to the Trustee.

13.2          Effect of Change In Control

          (a)          In the event of a "change in control" of the Sponsor, as defined in paragraph (d) below, this Plan shall terminate at the effective time of such change in control. Nothing in this Plan shall prevent the Sponsor from becoming a party to such a change in control.

          (b)          Upon the effective time of a change in control, the Account balances of all affected Participants and Former Participants shall become fully vested and nonforfeitable, and the Trustee shall make payments to each Participant and Beneficiary in accordance with Section 9.5, to the extent permitted by law.

          (c)          Notwithstanding any provision of the Plan to the contrary, at and after the effective time of a change in control, each of the following provisions shall become applicable; provided, however, that any such provision shall not apply if the Board of Directors determines that such provision would adversely affect the tax-qualified status of the Plan pursuant to Code Section 401(a), or should not apply for any other reason:

                    (1)          The Plan shall be interpreted, maintained and operated exclusively for the benefit of those individuals who are participating in the Plan as of the effective time of the change in control and their Beneficiaries. Notwithstanding the provisions of Section 2.1(a), no Employee shall become a Participant for the first time at or after the effective time of a change in control.

                    (2)          After a Participant's Retirement, Disability or other termination of Service, such Participant's Account, regardless of its value, shall not be distributed and shall share in the allocation of the Employee Stock Ownership Contribution and Investment Adjustments until such time as either (A) the Fund is liquidated in connection with the termination of the Plan, or (B) the Participant (or his Beneficiary) receives a full distribution of his Account either upon his election in accordance with Section 9.2(c) or as required in accordance with Section 8.8, 9.3 or 9.4.

                    (3)          Upon the termination of the Plan, Employer Securities that are allocated to the Exempt Loan Suspense Account and that are not used to repay an Exempt Loan shall be allocated as Investment Adjustments in accordance with Section 5.3.

                    (4)          Employer Securities that are released from the Exempt Loan Suspense Account in accordance with Section 8.5 shall be allocated to the Employee Stock Ownership Account of each Participant regardless of whether he completed a Year of Vesting Service during the Plan Year or was an Employee on the last day of such Plan Year.

                    (5)          The Administrator shall consist of a committee selected by the Board of Directors, and such committee shall have the exclusive authority (i) to remove the Trustee and to appoint a successor trustee, (ii) to adopt amendments to the Plan or the Trust Agreement to effectuate the provisions and intent of this Section 13.2, and (iii) to perform any or all of the functions and to exercise all of the discretion that are delegated to the Administrator pursuant to Article XI.

                    (6)          Any application for a favorable determination letter with respect to the tax-qualified status of the Plan under Code Section 401(a) with respect to its termination shall be subject to the prior review, comment and approval (which approval shall not be unreasonably withheld) of the Administrator, as defined in paragraph (5) above.

          (d)          For purposes of this Section 13.2, the term "change in control" means the occurrence of any one or more of the events specified in the following clauses (i) through (iii): (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Sponsor with respect to which 25% or more of the total number of votes for the election of the Board of Directors may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Sponsor shall cease to constitute a majority of the Board of Directors, or (iii) the effective time of a transaction that is approved by the stockholders of the Sponsor and that provides either for the Sponsor to cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all of the assets of the Sponsor.

13.3          Consolidation or Merger of Trust.

          In the event of any merger or consolidation of the Fund with, or transfer in whole or in part of the assets and liabilities of the Fund to, another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Fund applicable to such Participants shall be transferred to the other trust fund only if:

          (a)          Each Participant would receive a benefit under such successor trust fund immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (determined as if this Plan and such transferee trust fund had then terminated);

          (b)          Resolutions of the Board of Directors, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets, and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities imposed under this Plan with respect to such Participants' inclusion in the new employer's plan; and

          (c)          Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

13.4          Bankruptcy or Insolvency of Employer.

          In the event of (a) the Employer's legal dissolution or liquidation by any procedure other than a consolidation or merger, (b) the Employer's receivership, insolvency, or cessation of its business as a going concern, or (c) the commencement of any proceeding by or against the Employer under the federal bankruptcy laws, or similar federal or state statute, or any federal or state statute or rule providing for the relief of debtors, compensation of creditors, arrangement, receivership, liquidation or any similar event which is not dismissed within 30 days, this Plan shall terminate automatically with respect to such entity on such date (provided, however, that if a proceeding is brought against the Employer for reorganization under Chapter 11 of the United States Bankruptcy Code or any similar federal or state statute, then this Plan shall terminate automatically if and when said proceeding results in a liquidation of the Employer, or the approval of any Plan providing therefor, or the proceeding is converted to a case under Chapter 7 of the Bankruptcy Code or any similar conversion to a liquidation proceeding under federal or state law including, but not limited to, a receivership proceeding). In the event of any such termination as provided in the foregoing sentence, the Trustee shall make payments to the persons entitled thereto in accordance with Section 9.6 hereof.

13.5          Voluntary Termination.

          The Board of Directors reserves the right to terminate this Plan at any time by giving to the Trustee and the Administrator notice in writing of such desire to terminate. The Plan shall terminate upon the date of receipt of such notice, the Account balances of all affected Participants and Former Participants shall become fully vested and nonforfeitable, and the Trustee shall make payments to each Participant or Beneficiary in accordance with Section 9.6. Alternatively, the Sponsor, in its discretion, may determine to continue the Trust Agreement and to continue the maintenance of the Fund, in which event distributions shall be made upon the contingencies and in all the circumstances under which such distributions would have been made, on a fully vested basis, had there been no termination of the Plan. In addition, an entity other than the Sponsor that is participating in this Plan may terminate its participation in the Plan on a prospective basis by action of its board of directors. Upon such termination of participation, Participants who are employees of such entity shall be entitled to distributions from this Plan in accordance with Article IX and this Article XIII.

13.6          Partial Termination of Plan or Permanent Discontinuance of Contributions.

          In the event that a partial termination of the Plan shall be deemed to have occurred, or if the Employer shall discontinue permanently its contributions hereunder, the right of each affected Participant and Former Participant in his Account balance shall be fully vested and nonforfeitable. The Sponsor, in its discretion, shall decide whether to direct the Trustee to make immediate distribution of such portion of the Fund assets to the persons entitled thereto or to make distribution in the circumstances and contingencies which would have controlled such distributions if there had been no partial termination or permanent discontinuance of contributions.

ARTICLE XIV

MISCELLANEOUS

14.1          No Diversion of Funds.

          It is the intention of the Employer that it shall be impossible for any part of the corpus or income of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries, except to the extent that a return of the Employer's contribution is permitted under Section 4.11.

14.2          Liability Limited.

          Neither the Employer nor the Administrator, nor any agents, employees, officers, directors or shareholders of any of them, nor the Trustee, nor any other person, shall have any liability or responsibility with respect to this Plan, except as expressly provided herein.

14.3          Facility of Payment.

          If the Administrator shall receive evidence satisfactory to it that a Participant or Beneficiary entitled to receive any benefit under the Plan is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of such Participant or Beneficiary and that no guardian, committee or other representative of the estate of such Participant or Beneficiary shall have been duly appointed, the Administrator may direct the Trustee to make payment of such benefit otherwise payable to such Participant or Beneficiary, to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

14.4          Spendthrift Clause.

          Except as permitted by the Act or the Code, including in the case of certain judgments and settlements described in subparagraph (C) of Section 401(a)(13) of the Code, no benefits or other amounts payable under the Plan shall be subject in any manner to anticipation, sale, transfer, assignment, pledge, encumbrance, charge or alienation. If the Administrator determines that any person entitled to any payments under the Plan has become insolvent or bankrupt or has attempted to anticipate, sell, transfer, assign, pledge, encumber, charge or otherwise in any manner alienate any benefit or other amount payable to him under the Plan or that there is any danger of any levy or attachment or other court process or encumbrance on the part of any creditor of such person entitled to payments under the Plan against any benefit or other accounts payable to such person, the Administrator may, at any time, in its discretion, and in accordance with applicable law, direct the Trustee to withhold any or all payments to such person under the Plan and apply the same for the benefit of such person, in such manner and in such proportion as the Administrator may deem proper.

14.5          Benefits Limited to Fund.

          All contributions by the Employer to the Fund shall be voluntary, and the Employer shall be under no legal liability to make any such contributions, except as otherwise provided herein. The benefits of this Plan shall be provided solely by the assets of the Fund, and no liability for the payment of benefits under the Plan or for any loss of assets due to any action or inaction of the Trustee shall be imposed upon the Employer.

14.6          Cooperation of Parties.

          All parties to this Plan and any party claiming interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary and desirable for carrying out this Plan or any of its provisions.

14.7          Payments Due Missing Persons.

          The Administrator shall direct the Trustee to make a reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any provision in the Plan to the contrary, if, after a period of 5 years from the date such benefit shall be due, any such persons entitled to benefits have not been located, their rights under the Plan shall stand suspended. Before this provision becomes operative, the Trustee shall send a certified letter to all such persons at their last known address advising them that their interest in benefits under the Plan shall be suspended. Any such suspended amounts shall be held by the Trustee for a period of 3 additional years (or a total of 8 years from the time the benefits first became payable), and thereafter such amounts shall be reallocated among current Participants in the same manner that a current contribution would be allocated. However, if a person subsequently makes a valid claim with respect to such reallocated amounts and any earnings thereon, the Plan earnings or the Employer's contribution to be allocated for the year in which the claim shall be paid shall be reduced by the amount of such payment. Any such suspended amounts shall be handled in a manner not inconsistent with regulations issued by the Internal Revenue Service and Department of Labor.

14.8          Governing Law.

          This Plan has been executed in the State of California, and all questions pertaining to its validity, construction and administration shall be determined in accordance with the laws of the State of California, except to the extent superseded by the Act.

14.9          Nonguarantee of Employment.

          Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

14.10          Counsel.

          The Trustee and the Administrator may consult with legal counsel, who may be counsel for the Employer and for the Administrator or the Trustee (as the case may be), with respect to the meaning or construction of this Plan and the Trust Agreement, their respective obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and they shall be fully protected to the extent allowable by law with respect to any action taken or omitted by them in good faith pursuant to the advice of legal counsel.

          IN WITNESS WHEREOF, the Sponsor has caused these presents to be executed by its duly authorized officers and its corporate seal to be affixed on this _____ day of _______, 2002.

FIRST PACTRUST BANCORP, INC.

ATTEST:

_________________________________ Secretary	By: _________________________________ Hans Ganz, President

[Corporate Seal]

TRUST AGREEMENT

FOR THE

FIRST PACIFIC BANCORP, INC.

401(K) EMPLOYEE STOCK OWNERSHIP PLAN

TABLE OF CONTENTS

ARTICLE I		2
DEFINITIONS AND CONSTRUCTION		2

1.1	Definitions	2
1.2	Plurals and Gender	2
1.3	Headings and Subheadings	2

ARTICLE II		3
CONTRIBUTIONS		3

2.1	Contributions by the Employer	3
2.1	Discontinuance of Contributions	3

ARTICLE III		4
DUTIES OF THE EMPLOYER AND THE ADMINISTRATOR		4

3.1	Information and Data to be Furnished the Trustee	4
3.2	Limitation of Duties	4
3.3	Limitation of Liability	4

ARTICLE IV		5
ESTABLISHMENT OF TRUST FUND AND ACCOUNTS		5

4.1	Establishment of Trust Fund	5
4.2	Establishment of Accounts	5
4.3	Receipt of Contributions	5
4.4	Disbursements from Trust Fund	5
4.5	Charges Against Accounts	6
4.6	Disputes as to Payments	6
4.7	Valuation of the Trust Fund	6

ARTICLE V		7
DUTIES AND POWERS OF THE TRUSTEE		7

5.1	Accounting, Records and Certificates	7
5.2	Agents	8
5.3	Sponsor's Power to Appoint Investment Manager	8
5.4	General Powers of the Trustee	8
5.5	Investment of Fund Assets	8
5.6	Additional Powers of the Trustee	9
5.7	Power to Invest in Employer Securities and Real Property	10
5.8	Liability of the Trustee	11

5.9	Fees and Expenses	11
5.10	Indemnification of Trustee	11
5.11	Freedom from Liability as to Validity of Agreement	12

ARTICLE VI		13
RESIGNATION OR REMOVAL OF THE TRUSTEE		13

ARTICLE VII		14
CONTINUANCE AND TERMINATION OF THIS AGREEMENT		14

7.1	Term of this Agreement	14
7.2	Effect of Termination	14
7.3	Irrevocability of Contributions	14

ARTICLE VIII		15
AMENDMENTS		15

8.1	Amendments Suggested by the Treasury Department	15
8.2	Other Amendments	15

ARTICLE IX		16
MISCELLANEOUS		16

9.1	Reliance	16
9.2	Persons Dealing with the Trustee	16
9.3	Advice of Administrator, Counsel, Etc.	16
9.4	Notices	17
9.5	Judicial Accounting	17
9.6	No Bond or Security Required	17
9.7	Governing Law	17
9.8	Invalidity	18
9.9	Copies	18

TRUST AGREEMENT

FOR THE

FIRST PACIFIC BANCORP, INC.

401(k) EMPLOYEE STOCK OWNERSHIP PLAN

          THIS AGREEMENT, made this ______ day of ______________________, 2002, by and between FIRST PACIFIC BANCORP, INC., a Maryland corporation (hereinafter referred to as the "Sponsor"), and __________________________________, of _____________________________________ (hereinafter referred to as the "Trustee").

W I T N E S S E T H:

          WHEREAS, the Sponsor has amended and restated the Pacific Trust 401(k) Incentive Savings Plan into the First Pacific Bancorp, Inc. 401(k) Employee Stock Ownership Plan (the "Plan") effective as of January 1, 2002, in order to provide a 401(k) profit sharing plan with employee stock ownership features for the employees, of the Sponsor and its wholly owned subsidiary, Pacific Trust Bank (hereinafter sometimes collectively and individually, as the case may be, referred to as the "Employer"), which fund will help in the future security of their employees who are eligible to participate in the Plan; and

          WHEREAS, the Sponsor and the Trustee desire to adopt this Trust Agreement ("Agreement") for the Plan and to provide for the accumulation of assets under the Plan in the form of a trust ("Trust"), which shall sometimes be referred to as the First Pacific Bancorp, Inc. 401(k) Employee Stock Ownership Trust; and

          WHEREAS, the Sponsor intends that the Plan and this Trust shall qualify under Sections 401(a), 401(k), 409, 501(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), as well as the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (the "Act");

          NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor and the Trustee agree, effective as of the date first above written, as follows:

ARTICLE I
DEFINITIONS AND CONSTRUCTION

1.1          Definitions.

          Unless the context of this Agreement clearly indicates otherwise, the terms defined in Article I of the Plan shall, when used herein, have the same meaning as in the Plan.

1.2          Plurals and Gender.

          Where appearing in this Agreement, the masculine gender shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

1.3          Headings and Subheadings

          The headings and subheadings in this Agreement are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

ARTICLE II
CONTRIBUTIONS

2.1          Contributions by the Employer.

          The Employer shall contribute and pay over to the Trustee, annually or more often, as the Employer shall decide, such amounts as shall be determined under the Plan. Notwithstanding the foregoing, however, the Employer shall contribute sufficient amounts to make the principal and interest payments on any Exempt Loan as they become due; provided, however, that no such contribution shall exceed the limitations under Sections 404 and 415 of the Code. Contributions may be made by the Employer to the Trustee in the form of cash, Employer Securities or any other property permissible under the Code and acceptable to the Trustee.

2.2          Discontinuance of Contributions.

          As set forth in the Plan, and except as provided in Section 2.1 hereof, the Employer assumes no contractual obligation to continue contributions to the Plan but has specifically reserved therein the right at any time and for any reason to discontinue the Plan and the contributions provided to be made thereunder. Failure by the Employer to continue the Plan or make contributions provided to be made thereunder shall not give rise to any liability on its part whatsoever other than for contributions provided to be made prior to the effective date of the termination.

ARTICLE III
DUTIES OF THE EMPLOYER AND THE ADMINISTRATOR

3.1          Information and Data to be Furnished the Trustee.

          In addition to making the contributions called for in Article II hereof, the Employer agrees to furnish the Trustee, through the Administrator, with such information and data relative to the Plan as is necessary for the proper administration of the Fund established hereunder. The Employer also agrees that the Administrator or an investment manager appointed pursuant to Section 5.3 hereof ("Investment Manager") shall direct the Trustee with respect to all matters contemplated by the Plan and this Agreement. The Employer shall promptly notify the Trustee in writing in the event that the Internal Revenue Service proposes to disallow the qualified status of the Plan or Trust.

3.2          Limitation of Duties.

          Except as otherwise provided by law or as otherwise provided in the Plan or in this Agreement, neither the Employer nor any of its shareholders or directors, nor the Administrator, shall have any duties or obligations with respect to this Agreement.

3.3          Limitation of Liability.

          Except as otherwise provided by law, neither the Employer, nor any of its officers, directors, employees, or partners (as the case may be), nor the Administrator, shall in any way be liable or responsible to any Participant, Beneficiary, Trustee or any other person, firm or corporation whatsoever for any acts of omission or commission in connection with his or its duties, as specified in Articles II and III hereof, unless such act of omission or commission is due to his or its own individual, willful and intentional nonfeasance, malfeasance or misfeasance.

ARTICLE IV
ESTABLISHMENT OF TRUST FUND AND ACCOUNTS

4.1          Establishment of Trust Fund.

          The Trustee shall establish and maintain a trust fund into which shall be paid the contributions made by the Employer under the terms of the Plan, which contributions, together with any income, gains or profits, less distributions, expenses and losses, shall comprise the Fund held by the Trustee. The Trustee shall hold, invest, reinvest, manage, administer and distribute the assets of the Fund, as hereinafter set forth, in accordance with the directions of the Administrator or an Investment Manager and for the exclusive benefit of the Employees participating in the Plan or their Beneficiaries.

4.2          Establishment of Accounts.

          As a part of the Fund, the Administrator shall establish and maintain any individual Participants' Accounts required under the provisions of the Plan for such individuals who become Participants from time to time, including any separate accounts as may be provided for in the Plan from time to time to aid in the administration of the Plan. In addition, the Trustee shall establish and maintain suspense accounts as a part of the Fund for the purposes specified in the Plan. The establishment of separate accounts hereunder shall not require a segregation of any part of the assets of the Fund, and no Participant shall acquire any right to or interest in any specific asset of the Fund as a result of the allocations to such accounts provided for under the Plan, except where segregation is specifically provided.

4.3          Receipt of Contributions.

          The Trustee shall accept and hold in the Fund contributions made by the Employer under the Plan. If the amount of the contribution is less than any minimum established for any investment medium, then the contribution may be held by the Trustee in cash, without interest, until such time as the required amount has been contributed so that an investment may be properly made. The Trustee shall not be responsible in any way for the administration of the Plan and shall be under no duty to determine whether the amount of any contribution is in accordance with the Plan or to collect or enforce payment of any contribution.

4.4          Disbursements from Trust Fund.

          The Trustee shall make payment from the Fund to such persons (who may include the Administrator) in such manner, at such times, and in such amounts as the Administrator may from time to time direct in writing. Each such direction shall be in the form of a certificate setting forth the names and addresses of, and the amount payable to, the persons named therein and verifying that such persons are entitled to receive benefits under the Plan in the amounts and at the times stated in such certificate. All such payments shall be made by the Trustee in kind or, if in cash, by checks mailed postage prepaid to the persons or companies named in such certificate at their addresses therein set forth.

4.5          Charges Against Accounts.

          Upon receipt of written instructions from the Administrator, the Trustee shall charge the appropriate account of the Participant for any withdrawals or distributions made under the Plan.

4.6          Disputes as to Payments.

          In the event that any dispute shall arise as to the persons to whom payments and the delivery of any fund or property shall be made by the Trustee, or the amounts thereof, the Trustee may retain such payments and/or postpone such delivery until actual adjudication of such dispute shall have been made in a court of competent jurisdiction as provided herein, or it shall be indemnified against loss to its satisfaction.

4.7          Valuation of the Trust Fund.

          (a)          As of each Valuation Date, the Trustee shall determine the net worth of the assets of the Fund and report such value to the Administrator in writing. In determining such net worth, the Trustee shall evaluate the assets of the Fund at their fair market value as of such Valuation Date and shall deduct all expenses chargeable to the Fund. Any increase or decrease in the net worth of the assets of the Fund shall be allocated as of each Valuation Date among the Accounts established as a part of the Fund in the manner specified in the Plan.

          (b)          In determining and valuing the assets and liabilities of the Fund for any purpose, securities held in the Fund shall be valued at their last published sale price on the Valuation Date, or if the Valuation Date is not a business day, then on the business day immediately prior thereto upon the New York Stock Exchange or upon any other recognized exchange or exchanges, or if no sale shall have been reported, and in the case of over-the-counter quotations, the last bid price at the close of business on said business day, all as reported by any report in common use or authorized as official by the New York Stock Exchange or any such other exchange, as the case may be. Where any security is listed on two or more exchanges, the Administrator or an Investment Manager shall direct the Trustee from time to time with respect to the particular exchange which shall be used for the purpose of this Section.

          (c)          However, with respect to securities, in the event the Administrator or an Investment Manager considers the method described in Section 4.7(b) above to be impracticable because of the fact that any of the securities included in the Fund are not quoted or listed, or for any other reason, then the Trustee shall employ, at the expense of the Fund, an independent appraiser to appraise such securities for the purpose of obtaining the value of the Fund and for any other purpose in the administration of the Trust.

ARTICLE V
DUTIES AND POWERS OF THE TRUSTEE

5.1          Accounting, Records and Certificates.

          (a)          The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, which shall show the complete record of the operation of the Fund, and all such accounts and the books and records relating thereto shall be open to inspection at all reasonable times by any person designated in writing by the Administrator.

          (b)          The Trustee shall also furnish to the Employer and the Administrator, upon request, balance sheets and statements of receipts and disbursements during the continuance of this Agreement as of any date requested, but the Trustee shall not be required to furnish such statements more than once in any three-month period.

          (c)          Within one hundred twenty (120) days following the close of each Plan Year, and within one hundred twenty (120) days following the resignation or removal of the Trustee as provided for in Section 6.1 hereof, and within one hundred twenty (120) days following the completion of the application or distribution of the Fund upon termination of the Plan as provided for in Article VII hereof, the Trustee shall file with the Employer and with the Administrator a written account setting forth all investments, receipts, disbursements and other transactions effected by it during such year or during the period from the closing date of the last preceding written account to the date of such resignation or removal or to the date of such completion of application or distribution of funds. Each such account shall set forth in summary form the receipts and disbursements of the Trustee for the period accounted for and shall include a description of all securities and other assets purchased and sold during the period accounted for, and the cost or proceeds of sale thereof, and shall show all cash, securities and other property held at the end of such period, and the cost and the market value of each item thereof. Except as otherwise prescribed by the Act, the Trustee shall be forever released and discharged from any liability or accountability to anyone about the propriety of its acts or transactions shown in such account, except with respect to any such acts or transactions as to which the Employer or Administrator shall, within the one year period after such account shall have been filed with the Employer and with the Administrator, file with the Trustee a written statement setting forth its or their exceptions or objections. If such account is filed with the Trustee and the matters thereby brought into controversy cannot be adjusted by agreement between the Employer and/or Administrator and the Trustee, then the Trustee shall file such account in any court of competent jurisdiction for audit and adjudication, as provided in Section 9.5 hereof. The written approval by the Employer and by the Administrator of any account filed by the Trustee with the Employer and the Administrator shall forever release and discharge the Trustee from any liability or accountability to anyone about the propriety of its acts or transactions shown in such account.

5.2          Agents.

          (a)          The Trustee may employ such counsel, accountants, brokers, actuaries and other agents and provide for such clerical, accounting, actuarial and other services as the Trustee may deem advisable to perform its duties under this Agreement, or as may be directed by the Administrator. The Trustee may pay for such services in accordance with Section 5.9 hereof.

          (b)          The Trustee may enter into contracts in such form as it shall determine with one or more persons, firms, corporations or associations to provide administrative services in handling investments, including custodial arrangements with qualified parties.

5.3          Administrator's Power to Appoint Investment Manager.

          The Administrator may retain the services of one or more persons or firms for the management of (including the power to acquire and dispose of) all or any part of the Fund, or to direct the Trustee on investments for all or any part of the Fund, provided that each such person or firm is registered as an investment advisor under the Investment Advisers Act of 1940, is a bank (as defined in that Act), or is an insurance company qualified to manage, acquire or dispose of trust assets under the laws of more than one state, and provided that each of such persons or firms has acknowledged in writing that he or it is a fiduciary with respect to the Plan; in such event, the investment manager or managers shall have the same investment powers and duties as the Administrator to direct the Trustee with respect to any matters contemplated under the Plan or this Agreement, to the extent that such advisors are so retained, and the Trustee shall not be liable for the acts or omissions of such investment manager or managers, or for any transaction entered into upon the instructions of such investment manager or managers, nor shall it be under any obligation to invest or otherwise manage any Fund assets except as directed by the Administrator or such investment manager or managers.

5.4          General Powers of the Trustee.

          The Trustee shall have all of the powers necessary or desirable to perform properly its duties as a directed trustee under the terms of this Agreement.

5.5          Investment of Fund Assets.

          The Trustee shall invest and reinvest the Fund assets attributable to the employee stock ownership portion of the Plan (the Employee Stock Ownership Accounts) primarily in Employer Securities in accordance with the directions of the Administrator or an Investment Manager. If any distribution of an investment may be paid at the election of the shareholder in additional shares or in cash, the Trustee may elect to receive it in additional shares. The Trustee is also directed to sell or redeem shares as required to implement the instructions of the Administrator or an Investment Manager or to pay the Trustee's fees and expenses.

5.6          Additional Powers of the Trustee.

          In extension and not in limitation of the powers given it by law or by other provisions of this Agreement, and except to the extent limited by Section 5.5 hereof, the Trustee, in complying with the directions of the Administrator or an Investment Manager, or Plan Participants (to the extent the Plan permits Participants to direct the investment of their Accounts under the Plan) shall have the following powers with respect to the Fund, to be exercised at the direction of the Administrator or an Investment Manager, if applicable.

          (a)          To invest and reinvest any monies at any time forming a part of the Fund in any capital or common stock (whether voting or non-voting and whether or not currently paying a dividend), preferred or preference stock (whether voting or non-voting and whether or not currently paying a dividend), convertible securities, corporate and governmental obligations, common or collective trust funds, mutual funds or pooled investment funds maintained by a bank or trust company or pooled investment funds of an insurance company qualified to do business in a state even though such bank, trust company or insurance company is a disqualified person within the meaning of Section 4975(e)(2) of the Code, notes and other evidences of indebtedness or ownership (secured or unsecured), contracts, partnership or joint venture interests, choses in action, and warrants and other instruments entitling the owner thereof to subscribe to or purchase any of the aforesaid. A substitute trustee need not request approval from any governmental agency as to the propriety of any investment in the Fund at the time it assumes its duties.

          (b)          To borrow or raise money for the purposes of the Fund, including the borrowing of money for the purpose of acquiring Employer Securities to the extent permitted by the Act, the Code and the applicable regulations, upon such terms and conditions as are directed by the Administrator or an Investment Manager in its absolute discretion. For any sum so borrowed, the Trustee may, in accordance with the directions of the Administrator or an Investment Manager, issue a promissory note as Trustee and secure the repayment thereof by pledging, mortgaging or otherwise assigning all or any part of the Fund.

          (c)          To vote in person or by proxy any stocks, bonds or other securities held by the Trustee; to exercise any options appurtenant to any stocks, bonds or other securities, or to exercise any right to subscribe for additional stocks, bonds, or other securities and to make any and all necessary payments therefor; to join in, or to dissent from and to oppose the reorganization, recapitalization, consolidation, liquidation, sale or merger of corporations or properties, upon such terms and conditions as may be specified in directions to the Trustee by the Administrator or an Investment Manager. Notwithstanding the foregoing, each Participant shall be entitled to direct the Trustee as to the manner in which the Employer Securities in his Account (including the Employee Stock Ownership Account are to be voted. Employer Securities held in suspense account shall be voted by the Trustee on each issue with respect to which shareholders are entitled to vote in the same proportion as the Employer Securities that are credited to the Accounts of those Participants who directed the Trustee as to the manner of voting their shares in such Accounts with respect to such issue. In the event that a Participant fails to give timely voting instructions to the Trustee with respect to the voting of Employer Securities that are allocated to his Employee Stock Ownership Account, the Trustee shall vote such shares in its discretion.

          (d)          To cause any investments from time to time held by it to be registered in, or transferred into, its name as Trustee, or the name of a nominee, or to retain them unregistered or in form permitting transferability by delivery, but the books and records of the Trustee shall at all times show that all such investments are part of the Fund. The Administrator or an Investment Manager may direct the Trustee to utilize the services of a securities clearing corporation such as The Depository Trust Co. to the extent permitted by applicable law.

          (e)          To employ and enter into agreements with such counsel, accountants, brokers, investment advisors, and other agents as the Trustee shall deem advisable, or as may be directed by the Administrator, and to pay their reasonable expenses and compensation.

          (f)          To retain any cash and keep unproductive of income any portion of the Fund as the Administrator or an Investment Manager, in its absolute discretion, may direct, without liability to pay interest on such cash balance or on cash in its hands pending investment or distribution.

          (g)          To hold and administer the Fund without distinction between principal and income, and as a single trust fund without physical segregation of any separate funds or accounts provided for in the Plan, except where the Plan clearly requires the segregation of Fund assets.

          Each and all of the foregoing powers may be exercised without court order or other legal formality. No one dealing with the Trustee need inquire concerning the validity or propriety of anything that is done or need see to the application of any money paid or property transferred to or upon the order of the Trustee.

5.7          Power to Invest in Employer Securities and Real Property.

          (a)          The Trustee shall acquire or hold, in accordance with the directions of the Administrator or an Investment Manager, any security issued by the Employer or an affiliate of the Employer which is a "qualifying employer security" as such term is defined in the Act and the Code. The Trustee may invest up to one hundred percent (100%) of the Fund in qualifying employer securities in accordance with the direction of the Administrator, an Investment Manager, or Plan Participants to the extent the Plan permits Participants to direct the investment of their Accounts under the Plan.

          (b)          In accordance with the direction of the Administrator or an Investment Manager, the Trustee shall purchase or sell qualifying employer securities from or to any party (subject to any restrictions applicable to such employer securities), including the Employer.

          (c)          Any qualifying employer securities held in the Fund shall be valued at fair market value for all purposes of the Plan. The determination of fair market value shall be made in good faith by the Trustee in accordance with Section 4.7 hereof.

          (d)          Bearing in mind that this Trust is the trust for an employee stock ownership plan, the Trustee shall invest the assets of the Trust, in accordance with the directions of the Administrator or an Investment Manager, primarily in Employer Securities.

          (e)          Any Employer Securities received by the Trustee as a stock split or dividend or as the result of a reorganization or recapitalization of the Sponsor shall be allocated as of each Valuation Date in proportion to the Employer Securities to which they are attributable.

5.8          Liability of the Trustee

          (a)          The Trustee shall perform its duties in accordance with the Act, as well as in accordance with the Plan and this Agreement insofar as they are consistent with the provisions of the Act. The Trustee shall be under no duty to defend or engage in any suit with respect to the Fund unless the Trustee shall have been fully indemnified to its satisfaction. To the extent not prohibited by the Act, the Trustee shall not be responsible in any way for any action or omission of the Employer or the Administrator with respect to its duties and obligations as set forth in the Plan and this Agreement. To the extent not prohibited by the Act, the Trustee shall also not be responsible for any action or omission of any of its agents or with respect to reliance upon the advice of its counsel (whether or not such counsel is also counsel to the Employer or the Administrator), provided that such agents or counsel were prudently chosen by the Trustee and that the Trustee relied in good faith upon the action of such agent or the advice of such counsel. The Trustee shall not be relieved from responsibility or liability for any responsibility, obligation or duty imposed upon it under the Plan or under the Act.

          (b)          The Trustee is a party to this Agreement solely for the purposes set forth in this Agreement and the Plan and to perform the acts set forth herein, and no obligation or duty shall be expected or required of the Trustee except as expressly stated in the Plan or this Agreement.

5.9          Fees and Expenses.

          The Trustee may receive such reasonable fee for its services as shall be mutually agreed upon, prior to the rendering of such services, between the Sponsor and the Trustee. Any expenses incurred by the Trustee in the administration of the Trust shall be paid from the Trust unless paid by the Employer directly. If paid by the Trust, such expenses (including the fees of a corporate trustee) shall be charged proportionately (or in such other reasonable manner as the Trustee shall determine) to the Accounts of all Participants, unless such expenses are allocable to the Account or Accounts of one or more specific Participants.

5.10          Indemnification of Trustee.

          The Employer shall indemnify and hold harmless the Trustee and its respective officers, directors, employees and agents from and against any and all damages (including without limitation amounts paid in settlement), fines, losses, costs, liabilities, interest and reasonable attorneys' fees that result from or relate to any Claims (as defined below) that relate to or arise out of Trustee's being or having been Trustee of the Plan (hereinafter collectively referred to as the "Trustee Liabilities") (whether or not it is Trustee at the time any such Trustee Liabilities are asserted or incurred); provided, however, that the foregoing indemnification shall not apply to matters as to which Trustee breached its fiduciary duties under ERISA, unless such breach either: (i) was performed (or not performed) in accordance with the direction or written reports of the Employer, the Administrator, or any person engaged by the Employer or Administrator for such purpose (including, but not limited to, directions or written reports from an Investment Manager); or (ii) was caused by the Employer's or the Administrator's violation of applicable law or their respective duties undertaken with respect to the Plan and Trust (including, but not limited to, their fiduciary duties under ERISA). For purposes of this Section, "Claims" shall mean any actions, causes of action, claims, demands, suits, proceedings, disputes, citations, summons, subpoenas, inquiries or investigations of any nature whatsoever, whether or not in law, in equity or in any civil, criminal or regulatory proceeding.

5.11          Freedom from Liability as to Validity of Agreement.

          Anything herein contained to the contrary notwithstanding, the Trustee shall not have any responsibility for the validity of the Plan or this Agreement.

ARTICLE VI
RESIGNATION OR REMOVAL OF THE TRUSTEE

          The Trustee may resign from being trustee under this Agreement at any time by giving the Sponsor and the Administrator written notice of resignation. The Trustee may be removed by the Sponsor by written notice of removal either mailed or delivered by hand to the Trustee. Such resignation or removal shall take effect on the date specified in the notice of resignation or removal, but the date thus specified shall not be less than thirty (30) days nor more than ninety (90) days following the date of mailing or delivery of such notice. In the event that the Trustee is unable or unwilling to comply with instructions from the Sponsor, the Investment Manager (if any), or the Administrator, or the voting determination made pursuant to Section 8.2 of the Plan, the Trustee shall be entitled to resign immediately upon delivery of written notice to the Sponsor. Notwithstanding the preceding sentence, the Trustee shall not be entitled to resign immediately in the event of a dispute between the Trustee and the Sponsor or the Administrator about the prudence of continuing to make payments under a previously negotiated Exempt Loan to purchase Employer Securities. In the event of such a dispute, the Trustee may resign, but such resignation shall not take effect less than thirty (30) days from the date of the mailing of such written resignation. In no event shall the resignation or removal of the Trustee terminate this Agreement, but upon such resignation or removal of the Trustee, the Sponsor shall have the duty forthwith to appoint a successor trustee to carry out the terms of this Agreement. Notice in writing of such appointment of a successor trustee shall be given to the Trustee resigning or being removed by the Sponsor. In the event of such resignation or removal of the Trustee and upon the appointment of a successor trustee and acceptance by such trustee, the Trustee shall transfer to the successor trustee the assets of the Fund and all records or books of account pertaining to this Agreement in its possession, provided that the Trustee shall be given a reasonable time, not to exceed sixty (60) days, to complete its accounting before making such transfer. Upon such resignation or removal of a corporate Trustee, it shall be entitled to be paid its fee, if any, earned to the date of such resignation or removal. A successor trustee shall have the same powers and duties as those herein conferred upon the Trustee. A successor trustee may be removed or may resign in the same manner, and, in the event of such removal or resignation of a successor trustee, the same steps shall be allowed as on the removal or resignation of the Trustee. When the Fund assets shall have been transferred and delivered to the successor trustee and the accounts of the Trustee shall have been settled in accordance with Section 5.1(c) hereof, the Trustee shall be forever released and discharged from all further accountability, responsibility and liability to anyone for the Fund assets and shall not be responsible in any way for the further disposition of the Fund.

ARTICLE VII
CONTINUANCE AND TERMINATION OF THIS AGREEMENT

7.1          Term of this Agreement.

          This Agreement shall continue as long as the Plan is in full force and effect. If the Plan ceases to be in full force and effect, this Agreement shall thereupon terminate unless expressly extended by the Sponsor.

7.2          Effect of Termination.

          Upon the termination of the Plan, the Fund shall be allocated and distributed or held by the Trustee as provided in Article XIII of the Plan.

7.3          Irrevocability of Contributions.

          Except as otherwise expressly provided in the Plan, neither the termination of this Agreement nor any other action or non-action shall cause the Employer to have any right whatsoever with respect to any contribution, any asset of the Fund, or any other matter or thing whatsoever in connection with the Fund, it being expressly agreed and understood that all contributions made are irrevocable and that none of said contributions may, under any circumstances whatsoever (except as specifically set forth in the Plan), be returned to or used for the benefit of the Employer.

ARTICLE VIII
AMENDMENTS

8.1          Amendments Suggested by the Treasury Department.

          Any and all amendments to this Agreement which may be required or suggested by any employee or agent of the Internal Revenue Service for the purpose of the qualification of the Plan and Trust under Sections 401(a), 401(k)), 501(a) and 4975(e)(7) of the Code, or any other governmental agency, may be made retroactively to the extent permitted by law and shall be accomplished by the Sponsor and effected by written notice to the Trustee.

8.2          Other Amendments.

          This Agreement may otherwise be amended by the Sponsor, in which event written notice of amendment shall be given by the Sponsor to the Trustee. No amendment may be made to this Agreement which is prohibited under the Plan, and no amendment may be made either to the Plan or to this Agreement which increases or changes the duties or liabilities of the Trustee without its consent.

ARTICLE IX
MISCELLANEOUS

9.1          Reliance.

          The parties hereto shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, statement or other document which they reasonably believe to be genuine and to have been signed by the proper party or parties or by a person or persons authorized to act on its behalf.

9.2          Persons Dealing with the Trustee.

          No person dealing with the Trustee shall be under any obligation to inquire into the validity, expediency or propriety of any action by the Trustee or of any exercise by it of any of the powers conferred upon it by this Agreement. The execution by the Trustee of any instrument, document or paper in connection with the exercise of any of the powers enumerated herein shall, of itself, be conclusive evidence to all persons of the authority of the Trustee to execute the same and to exercise the powers incident thereto.

9.3          Advice of Administrator, Counsel, Etc.

          (a)          If at any time or times the Trustee is in doubt as to the course which it should follow in any matter relating to the administration of this Agreement, it may request the Administrator to advise it with respect thereto, and it shall be protected in relying upon the advice or direction which may be given it by the Administrator, in writing, in response to such request.

          (b)          In the event the Trustee shall have any reasonable doubt at any time as to its rights or obligations hereunder, or in the event of any dispute arising under the terms of this Agreement or the Plan, in which dispute the Sponsor, the Administrator, any Participant, any Beneficiary or any person claiming an interest in the Fund is involved, the Trustee shall have the right to consult with legal counsel (including counsel for the Sponsor or the Administrator) and to obtain other professional assistance such as, for example, from accountants or actuaries, to assist it in resolving such doubts, or to advise it with respect to the meaning or construction of this Agreement, or its obligations, powers or duties hereunder, or to advise it or represent it with respect to any action or proceeding or any question, and it shall be fully protected with respect to any action taken by it or omitted by it in good faith pursuant to the advice of such counsel or such other professional advisors. The fees and expenses of such counsel or such professional advisors shall be paid from the Fund, unless paid by the Employer.

9.4          Notices.

          (a)          Any action required or permitted to be taken by any entity constituting the Employer under the Plan shall be by resolution of its board of directors or by a person or persons authorized by its board of directors, and the Trustee shall be fully protected in acting in accordance with such direction. All orders, requests, directions and instructions of the Administrator to the Trustee shall be in writing, signed by the Administrator or by any agent of the Administrator duly authorized to act on its behalf. Unless otherwise required by applicable law, the Trustee shall act and shall be fully protected in acting in accordance with such order, requests, directions and instructions. Unless otherwise required by applicable law, the Trustee shall be entitled to rely conclusively on such direction, and shall have no further duty to make any investigation or inquiry before acting upon any such direction of the Administrator. The Trustee shall not be liable to anyone for the inaction, action, mistaken action or other errors of the Administrator in directing or failing to direct the Trustee to make any payments to any Participant or Beneficiary.

          (b)          Promptly after the execution of this Agreement, the Sponsor shall furnish the Trustee with a list of the names of the members of the committee constituting the Administrator, and thereafter it shall, upon the removal of or resignation of any such member, notify the Trustee of the name of the member so removed or so resigning, and at such time or times as a successor member is appointed it shall notify the Trustee of the name of said successor. The Trustee may assume at all times that the members of the committee constituting the Administrator are the same persons named in said list, unless it has received written notice from the Sponsor to the contrary.

9.5          Judicial Accounting.

          Nothing contained in this Agreement or in the Plan shall be construed as depriving the Trustee of the right to have a judicial settlement of its accounts. Upon any proceeding by the Trustee for a judicial settlement of its accounts or for instructions, the sole necessary party thereto in addition to the Trustee shall be the Sponsor. If the Trustee's statement or account proves accurate, the costs of such proceedings, including any reasonable counsel fee incurred by the Trustee, shall be paid from the Fund, unless it is paid by the Employer.

9.6          No Bond or Security Required.

          The Trustee shall not be required to give any bond or other security for the faithful performance of its duties hereunder, unless otherwise required by law.

9.7          Governing Law.

          This Agreement shall be construed in accordance with the laws of the State of California, except to the extent superseded by the Act.

9.8          Invalidity.

          In the event any provision of this Agreement shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof, and this Agreement shall thereafter be construed and enforced as if said illegal or invalid provisions had never been included herein.

9.9          Copies.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized and their corporate seals to be hereunto affixed and attested as of the day and year first above written.

"Sponsor"
ATTEST:			FIRST PACIFIC BANCORP, INC., A Maryland Corporation

_____________________________ Secretary		By:	_____________________________ President and Chief Executive Officer

State of California	)
	)	to wit:
COUNTY OF ________________	)

          I HEREBY CERTIFY that on this ____ day of ______________, 2002, before me, the subscriber, a Notary Public of the State of ____________________, in and for _________ County, aforesaid, personally appeared ___________________________, Chairman and Chief Executive Officer of FIRST PACIFIC BANCORP, INC., a Maryland corporation, and duly acknowledged the foregoing Trust Agreement to be the act and deed of said corporation.

_______________________________ Notary Public

My Commission Expires: ______________________

"Trustee"
ATTEST:			_____________________________

_____________________________		By:	_____________________________
		Its:	_____________________________

State of ________________	)
	)	to wit:
COUNTY OF ________________	)

          I HEREBY CERTIFY that on this ____ day of ______________, 2002, before me, the subscriber, a Notary Public of the State of ____________________, in and for _________ County, aforesaid, personally appeared ___________________________, _____________________ and _________________________ of _________________________________, ___________________________, and duly acknowledged the foregoing Trust Agreement to be the act and deed of said corporation.

_______________________________ Notary Public

My Commission Expires: ______________________